                                CREDIT AGREEMENT

                            DATED AS OF JUNE 30, 1997

                                 BY AND BETWEEN

                            FAMILY GOLF CENTERS, INC.

                                       AND

                            THE CHASE MANHATTAN BANK










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                                TABLE OF CONTENTS


ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS.......................................  1
                  SECTION 1.01.  Definitions...........................  1
                  SECTION 1.02.  Accounting Terms...................... 13

ARTICLE II
LOANS.................................................................. 13
                  SECTION 2.01.  Revolving Credit Loans................ 13
                                 ----------------------
                  SECTION 2.02.  Revolving Credit Note................. 15
                                 ---------------------
                  SECTION 2.03   Conversion of Revolving Credit Loans to
                                 ---------------------------------------
                  Term Loan............................................ 15

ARTICLE III
PROVISIONS RELATING TO ALL EXTENSIONS
OF CREDIT; FEES AND PAYMENTS........................................... 16
                  SECTION 3.01.  Interest Rate......................... 16
                  SECTION 3.02.  Facility Fees, Commitment Fees........ 18
                  SECTION 3.03.  Computation of Interest and Fees...... 19
                  SECTION 3.04.  Other Events.......................... 19
                  SECTION 3.05.  Capital Adequacy...................... 20
                  SECTION 3.06.  Inability to Determine Interest Rate.. 20
                  SECTION 3.07.  Illegality............................ 21
                  SECTION 3.08   Indemnity............................. 21
                  SECTION 3.09   Optional Prepayments.................. 21
                  SECTION 3.10.  Mandatory Prepayments................. 22
                  SECTION 3.11.  Funds; Manner of Payment.............. 23
                  SECTION 3.12.  Use of Proceeds....................... 23

ARTICLE IV
                               REPRESENTATIONS AND WARRANTIES.......... 23
                  SECTION 4.01.Organization, Corporate Powers, etc..... 23
                  SECTION 4.02.  Authorization of Borrowing, Enforceable
                       Obligations..................................... 24
                  SECTION 4.03.  Financial Condition................... 24
                  SECTION 4.04.  Taxes................................. 25
                  SECTION 4.05.  Title to Properties................... 25
                  SECTION 4.06.  Litigation............................ 25
                  SECTION 4.07.  Agreements............................ 26
                  SECTION 4.08.  Compliance with ERISA................. 26
                  SECTION 4.09.  Federal Reserve Regulations; Use of
                       Proceeds........................................ 26
                  SECTION 4.10.  Approvals............................. 27
                  SECTION 4.11.  Subsidiaries.......................... 27
                  SECTION 4.12.  Hazardous Materials................... 27
                  SECTION 4.13.  Investment Company Act................ 28
                  SECTION 4.14.  Pledge Agreements..................... 28
                  SECTION 4.15.  No Event of Default................... 28
                  SECTION 4.16.  Permits and Licenses.................. 28
                  SECTION 4.17.  Compliance with Law................... 28

                                        2

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     SECTION 4.18.  Disclosure......................................... 28

ARTICLE V
CONDITIONS OF LENDING.................................................. 28
                  SECTION 5.01. Conditions To Initial Revolving Credit
                       Loan............................................ 29
                  SECTION 5.02. Conditions to Loans.................... 31
                  SECTION 5.03. Conditions to each Acquisition Loan.... 32
                  SECTION 5.04. Conditions to each Construction Loan... 33

ARTICLE VI
AFFIRMATIVE COVENANTS
 ....................................................................... 34
                  SECTION 6.01. Corporate Existence, Properties, etc... 34
                  SECTION 6.02. Payment of Indebtedness, Taxes, etc.... 35
                  SECTION 6.03. Financial Statements, Reports, etc..... 35
                  SECTION 6.04. Books and Records; Access to Premises and
                       Records......................................... 37
                  SECTION 6.05. Notice of Adverse Change............... 38
                  SECTION 6.06. Notice of Default...................... 38
                  SECTION 6.07. Notice of Litigation................... 38
                  SECTION 6.08. ERISA.................................. 38
                  SECTION 6.09. Compliance with Applicable Laws........ 39
                  SECTION 6.10. Subsidiaries........................... 39
                  SECTION 6.11. Default in Other Agreements............ 40
                  SECTION 6.12. Environmental Laws..................... 40

ARTICLE VII
NEGATIVE COVENANTS..................................................... 41
                  SECTION 7.01. Liens.................................. 41
                  SECTION 7.02. Indebtedness........................... 42
                  SECTION 7.03. Guarantees............................. 44
                  7.04.     Sale of Assets............................. 45
                  SECTION 7.05. Sales of Notes......................... 46
                  SECTION 7.06. Loans and Investments.................. 47
                  SECTION 7.07. Nature of Business; Limitation on Golf
                       Facilities...................................... 48
                  SECTION 7.08. Sale and Leaseback..................... 48
                  SECTION 7.09. Federal Reserve Regulations............ 48
                  SECTION 7.10. Accounting Policies and Procedures..... 48
                  SECTION 7.11. Hazardous Materials.................... 48
                  SECTION 7.12. Limitations on Fundamental Changes..... 49
                  SECTION 7.13. Consolidated Net Worth................. 49
                  SECTION 7.14. Consolidated Interest Coverage Ratio... 49
                  SECTION 7.15. Consolidated Funded Debt to Consolidated
                       EBITD........................................... 49
                  SECTION 7.16. Consolidated Debt Service Coverage
                       Ratio........................................... 49
                  SECTION 7.17. Subordinated Debt...................... 49
                  SECTION 7.18. Dividends.............................. 49
                  SECTION 7.18. Transactions with Affiliates........... 50


                                        3

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ARTICLE VIII
EVENTS OF DEFAULT...................................................... 50
                  SECTION 8.01. Events of Default...................... 50

ARTICLE IX
GENERAL LOAN AND COLLATERAL AGREEMENT

 ....................................................................... 53
                  SECTION 9.01. GENERAL LOAN AND COLLATERAL AGREEMENT.. 53

ARTICLE X
MISCELLANEOUS.......................................................... 53
                  SECTION  10.01.  Notices............................. 53
                  SECTION  10.02.  Survival of Agreement............... 54
                  SECTION  10.03.  Expenses of the Bank................ 55
                  SECTION  10.04.  APPLICABLE LAW...................... 55
                  SECTION  10.05.  No Waiver of Rights by the Bank..... 55
                  SECTION  10.06.  SUBMISSION TO JURISDICTION.......... 55
                  SECTION  10.07.  Extension of Maturity............... 56
                  SECTION  10.08.  Modification of Agreement........... 56
                  SECTION  10.09.  Severability........................ 56
                  SECTION  10.10.  Sale of Participations.............. 56
                  SECTION  10.11.  Reinstatement; Certain Payments..... 57
                  SECTION  10.12.  Right of Setoff..................... 57
                  SECTION  10.13.  Counterparts........................ 57
                  SECTION  10.14.  Headings............................ 57

SCHEDULES

Schedule I                        -   Subsidiaries
Schedule II                       -   Existing Liens
Schedule III                      -   Existing Indebtedness
Schedule IV                       -   Existing Guarantees
Schedule V                        -   Guarantors
Schedule VI                       -   Obligations and Liabilities

EXHIBITS

Exhibit A                         -   Form of Revolving Credit Note
Exhibit B                         -   Form of Term Note
Exhibit C-1                       -   Form of Company Pledge Agreement
Exhibit C-2                       -   Form of Guarantor Pledge Agreement
Exhibit D                         -   Form of Guaranty
Exhibit E                         -   Form of Notice of Borrowing
Exhibit F                         -   Form of Permitted Acquisition Certificate
Exhibit G                         -   Form of Opinion of Counsel



                                       4
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         CREDIT AGREEMENT dated as of June 30, 1997, by and between FAMILY GOLF
CENTERS, INC., a Delaware corporation (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation (the "Bank").


                                    RECITALS

         The Company has requested the Bank to extend credit to the Company in order to enable it to borrow from time to time on a revolving credit basis and term loan basis, such borrowings not to exceed, in the aggregate, $20,000,000. The proceeds of such facilities shall be used by the Company for the purposes set forth herein. The Bank is willing to extend such loans to the Company, subject to the terms and conditions hereinafter set forth.

         Accordingly, the Company and the Bank agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. DEFINITIONS. As used herein, the following words and terms shall have the following meanings:

         "Acquired Debt" shall mean term loan Indebtedness of a Person the stock or other equity interest of which is acquired pursuant to a Permitted Acquisition of such Person.

         "Acquisition Loan" shall mean a Revolving Credit Loan to finance up to 100% of the purchase price of a Permitted Acquisition by any Subsidiary of the Company, and up to $100,000 of the closing costs relating to such Permitted Acquisition.

         "Adjusted Libor Loan" shall mean the portion of the Loan at such time as it is bearing interest at a rate based on Reserve Adjusted Libor.

         "Affiliate" shall mean, with respect to any Person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust or unincorporated organization which, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purpose of this definition, "control" of such Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, by contract or otherwise; provided that, in any event, any person who owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interest of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.




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         "Agreement" shall mean this Credit Agreement dated as of June 30, 1997, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Alternate Base Rate" shall mean for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate as in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Bank to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Alternate Base Rate Loan" shall mean the portion of a Loan at such time as it is bearing interest at the Alternate Base Rate.

         "Assumed Debt" shall mean term loan Indebtedness of a Person which is assumed by a Subsidiary of the Company in connection with the purchase of the assets of such Person pursuant to a Permitted Acquisition.

         "Available Revolving Credit Commitment" shall mean the Revolving Credit Commitment, reduced by the aggregate principal amount of the Revolving Credit Loans then outstanding.

         "Borrowing Date" shall mean, with respect to any Loan, the date on which such Loan is disbursed to the Company.

         "Business Day" shall mean any day not a Saturday, Sunday or legal holiday, on which banks in New York City are open for business; provided, however, that when used in connection with an Adjusted Libor Loan, the term "Business Day" shall exclude any day on which the Bank is not open for dealings in dollar deposits in the London interbank eurodollar market.

         "Capital Lease" shall mean (i) any lease of property, real or personal, if the then present value of the minimum rental commitment thereunder should, in accordance with Generally Accepted Accounting Principles, be capitalized on the balance sheet of the lessee, and (ii) any other such lease the obligations of which are required to be capitalized on the balance sheet of the lessee.

         "Chief Financial Officer" shall mean the Chief Financial Officer of the Company.

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         "Change in Control" shall mean (a) the acquisition by any Person (other than Dominic Chang), or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Company, or (b) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of the Company on the first day of each such period or (ii) subsequently became directors of the Company and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Company, to constitute a majority of the board of directors of the Company.

         "Closing Date" shall mean June 30, 1997.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commitments" shall mean, collectively, the Revolving Credit Commitment and the Term Loan Commitment.

         "Consolidated" shall mean, in respect of any Person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with Generally Accepted Accounting Principles for such person and all Subsidiaries thereof.

         "Consolidated Debt Service Coverage Ratio" shall mean for any period, the ratio of (x) Consolidated Net Income plus, to the extent deducted in determining Consolidated Net Income the sum of (i) all taxes to any government or governmental instrumentality (other than real estate taxes, sale taxes or use taxes) expensed on the Company's or its Subsidiaries' books (whether paid or accrued), (ii) all interest accrued or paid (if not previously accrued on any Indebtedness), (iii) all depreciation and amortization expenses or charges, and
(iv) all operating lease expenses, less (i) all cash dividends, distributions and withdrawals paid (including amounts reserved for such purposes) with respect to any capital stock, (ii) all redemptions, repurchases and retirements of capital stock (including amounts reserved for such purposes), (iii) cash tax payments, and (iv) extraordinary gains segregated according to Generally Accepted Accounting Principles, to (y) the sum of (i) all interest accrued or paid (if not previously accrued) on any Indebtedness, during the then preceding four fiscal quarters, plus (ii) the scheduled installments of principal on all Indebtedness with an original maturity of 365 days or more, including, without duplication, an amount equal to twenty-five (25%) percent of the aggregate principal amount of Revolving Credit Loans outstanding, plus (iii) scheduled operating lease expenditures during the next succeeding four fiscal quarters. All the foregoing categories shall be calculated with respect to the Company and its

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Subsidiaries and shall be calculated (without duplication) over the four fiscal quarters next preceding the date of calculation thereof with the exception of
(i) the scheduled installments of principal on all Indebtedness of the Company and its Subsidiaries with an original maturity of 365 days or more, and (ii) the scheduled operating lease expenditures referred to in clause (y) (iii) above, which shall each be calculated based upon the next succeeding four fiscal quarters.

         "Consolidated EBITDA" shall mean Consolidated Net Income plus, to the extent deducted in determining Consolidated Net Income the sum of (i) all income taxes to any government or governmental instrumentality expensed on the Company's or its Subsidiaries' books (whether paid or accrued), (ii) all interest accrued or paid, and (iii) all depreciation and amortization expenses or charges, and less any extraordinary or unusual gains segregated according to Generally Accepted Accounting Principles. All of the foregoing categories shall be calculated with respect to the Company and its Subsidiaries and shall be calculated (without duplication) over the four fiscal quarters next preceding the date of calculation thereof.

         "Consolidated Funded Debt" shall mean all Indebtedness of the Company and its Subsidiaries for borrowed money having an original maturity of one year or more, including the current portion thereof.

         "Consolidated Interest Coverage Ratio" shall mean for any period, the ratio of Consolidated EBITDA, to Consolidated Interest Expense.

         "Consolidated Interest Expense" shall mean the Consolidated gross interest expense of the Company and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis and shall be calculated over the four fiscal quarters next preceding the date of calculation thereof.

         "Consolidated Net Income" shall mean for any period the net income (or net loss) of the Company and its Subsidiaries on a Consolidated basis for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Consolidated Net Worth" shall mean (i) total Consolidated assets of the Company and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles, except that there shall be excluded therefrom all obligations due to the Company or a Subsidiary of the Company from an Affiliate which is not a Consolidated Subsidiary of the Company less (ii) the total Consolidated liabilities of the Company and its Subsidiaries

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determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Construction Loan" shall mean a Revolving Credit Loan the proceeds of which are used to finance a Permitted Construction Project.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any of its Subsidiaries would be deemed to be a member of the same "controlled group" within the meaning of
Section 414(b), (c), (m) and (o) of the Code.

         "Eurocurrency Reserve Requirement" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the applicable statutory reserve requirements (expressed as a decimal) for the Bank (without duplication, but including, without limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D ("Regulation "D") of the Board of Governors of the Federal Reserve System (or any successor governmental body) with respect to Eurocurrency funding currently referred to as "Eurocurrency liabilities" in Regulation D or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding. For purposes hereof each Adjusted Libor Loan shall be deemed to constitute a "Eurocurrency liability" as defined in Regulation D, and to be subject to the reserve requirements of Regulation D, without benefit of credit or proration, exemptions or offsets which might otherwise be available to the Bank from time to time under Regulation D.

         "Event of Default" shall mean any Event of Default set forth in Article VIII.

         "Executive Officer" shall mean with respect to any Person either the Chairman, the President, the Chief Financial Officer or the Chief Operating Officer of such Person and their respective successors, if any, designated by the board of directors of such Person.

         "Existing Indebtedness" shall mean the aggregate Indebtedness of the Company to the Bank on the Closing Date under the working capital line of credit extended by the Bank to the Company, which line of credit shall terminate on the Closing Date.

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         "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal fund brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Bank from three Federal fund brokers of recognized standing selected by the Bank.

         "Golf Facility" shall mean a golf driving range consistent with the types of golf driving ranges owned and operated by the Company prior to the date hereof and generally consisting of 50-100 tees, and in addition to such a golf driving range, a Golf Facility may include one or more miniature golf courses and/or a so-called "executive" (par 3) 18 hole golf course and related amenities.

         "Golf Related Business" shall mean the ownership, operation, or management of any business (other than a Golf Facility) located in the United States of America, which is engaged primarily in the provision of services or sale of goods used primarily in the operation and/or maintenance of a golf course or golf driving range, or in golf play, including, without limitation, golf instruction, but excluding the manufacturing (but not the sale or distribution) of golf equipment and parts and products related to golfing.

         "Guarantor(s) shall mean each Person identified on Schedule V and each Subsidiary of the Company which, from time to time, is required to execute a Guaranty in accordance with Section 6.10.

         "Guaranty" means the Guaranty in the form attached hereto as Exhibit D to be executed and delivered by each Guarantor, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Hazardous Materials" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49) U.S.C. Sections 1801, et esq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule or regulation.

         "Indebtedness" shall have the meaning set forth in Section 7.02 of this Agreement.

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         "Interest Payment Date" shall mean (x) as to all Loans, the last
Business Day of each calendar month during the term hereof, and the date such Loan is required to be paid in full, and (y) as to any Adjusted Libor Loan, the last day of the Interest Period with respect thereto.

         "Interest Period" with respect to any Adjusted Libor Loan shall mean:

         (a) initially, the period commencing on the date such Adjusted Libor Loan is made and ending one, three or six months thereafter, as selected by the Company in its Notice of Borrowing or notice of conversion from an Alternate Base Rate Loan as provided in Section 3.01(g); and

         (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Adjusted Libor Loan and ending one, three or six months thereafter, as selected by the Company by irrevocable written notice to the Bank (which notice shall contain a certification by an Executive Officer of the Company that no Event of Default or event which, upon notice, lapse of time or both would constitute an Event of Default shall have occurred and be continuing) not less than three Business Days prior to the last day of the then current Interest Period with respect to such Adjusted Libor Loan; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period pertaining to an Adjusted
                  Libor Loan would otherwise end on a day which is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) If the Company fails to give notice as provided
                  in clause (b) above, the Company shall be deemed to have requested conversion of the effected Adjusted Libor Loan to an Alternate Base Rate Loan on the last day of the then current Interest Period with respect thereto;

                           (iii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is not numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                           (iv) no Interest Period in respect of a Revolving
                  Credit Loan or the Term Loan may be selected which ends later than the Revolving Credit Commitment Termination Date or Term Loan Maturity Date, respectively; and

                           (v) the Company shall select Interest Periods so as
                  not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

         "LIBO Margin" shall mean with respect to an Adjusted Libor Loan the percentage set forth below under the heading "LIBO Margin" opposite the applicable ratio.

         Consolidated Funded Debt        LIBO Margin
         to Consolidated EBITDA          (360 day basis)
         ------------------------        ---------------


         Less than 2.00:1.00                 1.00%


    Equal to or greater than                 1.25%
    2.00:1.00 but less than
    2.50:1.00


    Equal to or greater than                 1.50%
    2.50:1.00 but less than
    3.00:1.00


    Equal to or greater than                 1.75%
    3.00:1.00 but less than
    3.50: 1.00

    Equal to or greater than                 2.00%
    3.50: 1.00









Notwithstanding the foregoing, during the period commencing the Closing Date and ending on December 31, 1997, the LIBO Margin with respect to the Loans shall be 1.00% unless the ratio of Consolidated Funded Debt to Consolidated EBITDA is equal to or greater than 4.00:1.00 in which event the LIBO Margin will thereafter be determined in accordance with the table set forth above. The LIBO Margin will be set or reset with respect to each Loan on the date which is five Business Days following the date of receipt by the Bank of the financial statements referred to in Section 6.03(a) and Section 6.03(b) commencing with the financial statements for the fiscal quarter ending June 30, 1997 together with a certificate of the Chief Financial Officer of the Company certifying the ratio of Consolidated Funded Debt to Consolidated EBITDA and setting forth the calculation thereof in detail; provided, however, that if any such financial statement and certificate are not received by the Bank within the time period required pursuant to Section 6.03(a) or Section 6.03(b), as the case may be, the LIBO Margin will be set or reset, unless the rate of interest specified in
Section 3.01(e) is in effect, based on a

3.50:1.00 from the date such financial statement and certificate were due until the date which is five Business Days following the receipt by the Bank of such financial statements and certificate, and provided, further, that the Bank shall not in any way be deemed to have waived any Event of Default, including without limitation, an Event of Default resulting from the failure of the Company to comply with Section 7.15 of this Agreement, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of an Event of Default or event which upon notice, lapse of time or both would constitute an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the LIBO Margin.

         "Liens" shall have the meaning specified in Section 7.01.

         "Loan(s)" shall mean the Revolving Credit Loans and the Term Loan and shall refer to either an Alternate Base Rate Loan or an Adjusted Libor Loan, each of which shall be a "Type" of Loan.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Pledge Agreements, the Guaranties, and each other agreement executed in connection with the transactions contemplated hereby or thereby.

         "Net Income" shall mean, for any period, the net income (or net loss) of a Person for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Non-Golden Bear Subsidiary" shall mean any Subsidiary of the Company or any Guarantor which does not operate under the name "Golden Bear Golf Centers" pursuant to the License Agreement between the Company and Golden Bear International, Inc. dated August 12, 1992, as amended prior to the date hereof.

         "Notes" shall mean, collectively, the Revolving Credit Note and the Term Note.

         "Notice of Borrowing" shall mean the Notice of Borrowing substantially in the form attached hereto as Exhibit E.

         "Obligations" shall mean all obligations, liabilities and indebtedness of the Company to the Bank, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, including, without limitation, (i) all obligations, liabilities and indebtedness of the Company with respect to the principal of and interest on the Loans and the payment and performance of all other obligations, liabilities, and indebtedness of the Company to the Bank hereunder, under any one or more of the Notes or with respect to the Loans, and (ii) all obligations to reimburse the Bank in respect of letters of credit issued prior to the date hereof or from time to time after the date hereof, including, without limitation, all fees, costs, expenses and indemnity obligations under any thereof.

Notes or with respect to the Loans, including, without limitation, all fees, costs, expenses and indemnity obligations hereunder.

         "Payment Office" shall mean the Bank's office located at 395 North Service Road, Melville, New York 11747, Attention: Account Officer - Family Golf Centers, Inc.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Permitted Acquisition" shall mean any acquisition by any Subsidiary of the Company, formed specifically to consummate a Permitted Acquisition, of at least 70% of the capital stock, membership interest, or partnership interest or other similar ownership interests of a Person which is engaged primarily in the ownership or operation of a Golf Facility or Golf Related Business or the purchase of all or substantially all of the assets used by such Person in connection with a Golf Facility or a Golf Related Business provided, in each case, the acquisition complies with the terms and conditions of Section 5.03(a) through Section 5.03(c) (regardless of whether the Company has requested the Bank to finance the acquisition with the proceeds of an Acquisition Loan); provided, further, no Event of Default or default which after notice, lapse of time or both, would constitute an Event of Default shall have occurred and be continuing at the time of the acquisition or would occur after giving affect to the acquisition.

         "Permitted Acquisition Summary" shall mean the Permitted Acquisition Summary attached hereto as Exhibit F, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Permitted Construction Project" shall mean any acquisition of real property and the construction of a Golf Facility thereon by a Subsidiary of the Company or the construction of a Golf Facility by a Subsidiary of the Company on any real property leased by a Subsidiary of the Company (but such term shall not include improvements to an existing Golf Facility) provided such acquisition and construction complies with the terms and conditions of Section 5.04(a), Section 5.04(c) and Section 5.04(d) (regardless of whether the Company has requested the Bank to finance such acquisition or construction with the proceeds of a Construction Loan); provided, further, no Event of Default or default which after notice, lapse of time or both, would constitute an Event of Default shall have occurred and be continuing at the time of the acquisition or construction or would occur after giving affect to the acquisition or construction.

         "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean any multi-employer or single-employer plan defined in
Section 4001 of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Agreement was maintained for employees of the Company, any of its Subsidiaries or an ERISA Affiliate.

         "Pledge Agreement" shall mean, with respect to the Company, the Pledge Agreement, substantially in the form attached hereto as Exhibit C-1, and, with respect to each Guarantor, the Guarantor Pledge Agreement, substantially in the form attached hereto as Exhibit C-2 to be executed and delivered on the Closing Date by the Company and each Guarantor, respectively, pursuant to Section 5.01(c) and, thereafter, by any Guarantor who may be required to execute the same pursuant to Section 6.10, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time. In the event a Subsidiary is organized as a limited liability company ("LLC"), "Pledge Agreement" shall mean the Bank's form of pledge agreement of membership certificates of an LLC, which form shall be substantially similar in substance to Exhibit C-1 (in the event of a pledge by the Company) or Exhibit C-2 (in the event of a pledge by a Guarantor).

         "Prime Rate" shall mean the rate per annum announced by the Bank from time to time as its prime rate in effect at its principal office, each change in the Prime Rate shall be effective on the date such change is announced to become effective.

         "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

         "Reserve Adjusted Libor" shall mean with respect to the Interest Period pertaining to an Adjusted Libor Loan, the rate per annum equal to the product (rounded upwards to the next higher 1/16 of one percent) of (a) the annual rate of interest at which dollar deposits of an amount comparable to the amount of such Adjusted Libor Loan and for a period equal to the Interest Period applicable thereto are offered to the London office of the Bank in immediately available funds in the London interbank market for Eurodollars by leading banks in the eurodollar market at approximately 11:00 A.M. (London time) on the second Business Day prior to the commencement of such Interest Period, multiplied by
(b) the Eurocurrency Reserve Requirement.

         "Revolving Credit Commitment" shall have the meaning specified in
Section 2.01.

         "Revolving Credit Commitment Termination Date" shall mean the earlier of (x) June 30, 1999, and (y) the Revolving Credit Conversion Date.

         "Revolving Credit Conversion Date" shall mean the earlier of (x) the date on which the Term Loan is requested by the Company to be made by the Bank to the Company upon not less than three (3) Business Days prior written notice to the Bank, and (y) the Revolving Credit Commitment Termination Date; provided in each case of clauses (x) and (y), the conditions set forth in Section 5.05 have been satisfied.

         "Revolving Credit Loan" shall have the meaning specified in Section
2.01.

         "Revolving Credit Note" shall have the meaning specified in Section
2.02.

         "Solvent" shall mean with respect to any Person as of the date of determination thereof that (i) the amount of the "present fair saleable value" (valued at the lower of cost or fair market value) of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of such Person (valued at the lower of cost or fair market value) will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and mature, (iii) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business, and (iv) such person will be able to pay its debts as they mature.

         "Subordinated Debt or Subordinated Indebtedness" shall mean all debt which is subordinated in right of payment to the monetary obligations of the Company and/or any of its Subsidiaries to the Bank upon terms satisfactory to and approved in writing by the Bank.

         "Subsidiaries" shall mean any corporation, association or other business entity more than 50% of the voting stock or other ownership interest (including, without limitation, membership interests in a limited liability company) of which is at the time owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or a combination thereof.

         "Term Loan" shall have the meaning specified in Section 2.03.

         "Term Loan Commitment" shall have the meaning specified in Section 2.03 hereof.

         "Term Loan Maturity Date" shall mean the last Business Day of the sixteenth consecutive calendar quarter commencing the last Business Day of the calendar quarter in which the Revolving Credit Conversion Date occurs.

         "Term Note" shall have the meaning specified in Section 2.03.

         "Third Party Acquisition Debt" shall mean Indebtedness evidenced by one or more promissory notes executed and delivered by a Subsidiary of the Company to the seller of the assets or stock or other equity interest of a Person acquired by such Subsidiary pursuant to a Permitted Acquisition, which Indebtedness constitutes all or a portion of the purchase price of such assets or stock or other equity interest.

         "Third Party Construction Lender" shall mean a lender other than the Bank which has funded a Permitted Construction Project.

         "Third Party Construction Loan" shall mean the loan of a Third-Party Construction Lender the proceeds of which are used to finance a Permitted Construction Project.

         "Type" shall have the meaning set forth in the definition of "Loans".

         "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

         SECTION 1.02. ACCOUNTING TERMS. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the consolidated financial condition, and the consolidated results of operations and cash flows, of the Company and its Subsidiaries except that any accounting principle or practice required to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a generally accepted accounting principle or practice may be so changed. Any dispute or disagreement between the Company and the Bank relating to the determination of Generally Accepted Accounting Principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, delivered to the Bank, of the independent accountants selected by the Company and approved by the Bank for the purpose of auditing the periodic consolidated financial statements of the Company and its Subsidiaries.

                                   ARTICLE II
                                      LOANS

         SECTION 2.01. REVOLVING CREDIT LOANS. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, the Bank agrees to make loans (individually a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Company at any time or from time to time on or after the date hereof and until the Revolving Credit Commitment Termination Date or until the Revolving Credit Commitment of the Bank shall have been terminated earlier in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not in excess of $20,000,000 (the "Revolving Credit Commitment"). Within the foregoing limits, the Company may borrow, repay and reborrow hereunder on or after the date hereof and prior to the Revolving Credit Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Loans may be Adjusted Libor Loans or Alternate Base Rate Loans or a combination thereof.

         (b) The initial Revolving Credit Loan made by the Bank shall be made against delivery to the Bank of the Revolving Credit Note, payable to the order of the Bank, as referred to in Section 2.02 hereof. The Bank will make available each requested Revolving Credit Loan to the Company by crediting the proceeds thereof into an account of the Company at the Payment Office on the date and in the amount set forth in the applicable Notice of Borrowing.

         (c) The Company shall give the Bank a completed Notice of Borrowing, no later than 11:00 a.m., New York City time three Business Days prior to the date of each proposed Adjusted Libor Loan under this Section 2.01 or on the date of each proposed Alternate Base Rate Loan under this Section 2.01. Each borrowing pursuant to the Revolving Credit Commitment shall be in an aggregate principal amount of (A) the lesser of (x) $100,000 or whole multiples thereof and (y) the Available Revolving Credit Commitment, with respect to Alternate Base Rate Loans and (B) $500,000 or a whole multiple thereof, with respect to Adjusted Libor Loans; provided the Available Revolving Credit Commitment is at least $500,000.

         (d) The Company shall have the right, upon not less than three Business Days' written notice to the Bank, to terminate the Revolving Credit Commitment or, from time to time to permanently reduce the amount of the Revolving Credit Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the then outstanding principal amount of the Revolving Credit Loans would exceed the Revolving Credit Commitment, as then reduced; and provided, further, that any such terminations or reduction of Adjusted Libor Loans shall be made only on the last day of the Interest Period with respect thereto or on the date of payment in full of all amounts owing to the Bank pursuant to Section 3.08 as a result of such termination or reduction. Any such reduction shall be in the amount of $1,000,000 or an amount in excess thereof, and shall reduce permanently the amount of the Revolving Credit Commitment then in effect.

         (e) The Revolving Credit Commitment shall automatically terminate on the Revolving Credit Commitment Termination Date. Upon such termination, the Company shall immediately repay in full the principal amount of the Revolving Credit Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

         (f) The aggregate original principal amount of each Acquisition Loan shall not exceed $5,000,000.

         (g) The aggregate principal amount of all Construction Loans outstanding at any time shall not exceed $5,000,000.

         SECTION 2.02. REVOLVING CREDIT NOTE. The Revolving Credit Loans made by the Bank shall be evidenced by a promissory note (a "Revolving Credit Note"), substantially in the form attached hereto as Exhibit A, appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of the Bank in a principal amount equal to the Revolving Credit Commitment. The date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan shall be recorded on the grid schedule annexed to the Revolving Credit Note, and the Company authorizes the Bank to make such recordation; provided, however, that the failure of the Bank to set forth each such Revolving Credit Loan, payment and other information on such grid shall not in any manner affect the obligation of the Company to repay each Revolving Credit Loan made by the Bank in accordance with the terms of the Revolving Credit Note and this Agreement. The Revolving Credit Note, the grid schedule and the books and records of the Bank shall be presumptive evidence of the Revolving Credit Loans. The aggregate unpaid amount of the Revolving Credit Loans of the Bank at any time shall be the principal amount owing on the Revolving Credit Note of the Company at such time.

         SECTION 2.03 CONVERSION OF REVOLVING CREDIT LOANS TO TERM LOAN. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, the Bank agrees to make a term loan (the "Term Loan") to the Company on the Revolving Credit Conversion Date in an amount equal to the principal amount of the Revolving Credit Loans (exclusive of the Construction Loans) then outstanding (the "Term Loan Commitment").
The Term Loan shall be made against delivery to the Bank of the promissory note referred to in Section 2.03(b) below and the payment to the Bank by the Company of any accrued and unpaid interest on the Revolving Credit Loans outstanding together with amounts required, if any, pursuant to Section 3.08 on the Revolving Credit Conversion Date. The Term Loan or portions thereof may be

Adjusted Libor Loans, Alternate Base Rate Loans or a combination thereof. The Bank shall make the Term Loan on the Revolving Credit Conversion Date by crediting the amount of the Term Loan to the payment of the then outstanding principal amount of the Revolving Credit Note (exclusive of the Construction Loans).

         (b) The Term Loan shall be evidenced by a promissory note (the "Term Note") substantially in the form attached hereto as Exhibit B appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of the Bank in the principal amount thereof. The Term Loan shall be payable as to principal in sixteen (16) consecutive and substantially equal quarterly installments commencing on the last Business Day of the calendar quarter in which the Revolving Credit Conversion Date occurs, provided the final installment shall be in an amount equal to the remaining principal amount outstanding on the Term Loan Maturity Date. The date, Type and amount of each payment or prepayment of principal of the Term Loan shall be recorded on the grid schedule annexed to the Term Note and the Company authorizes the Bank to make such recordation; provided, however, that the failure of the Bank to set forth payments and other information on such grid shall not in any manner affect the obligation of the Company to repay the Term Loan in accordance with the terms of the Term Note and this Agreement. The Term Note, the grid schedule and the books and records of the Bank shall be presumptive evidence of the Term Loan. The aggregate unpaid amount of the Term Loan of the Bank at any time shall be the principal amount owing on the Term Note at such time.


                                   ARTICLE III
                      PROVISIONS RELATING TO ALL EXTENSIONS
                          OF CREDIT; FEES AND PAYMENTS

         SECTION 3.01.  INTEREST RATE.

                  (a) Each Alternate Base Rate Loan which is a Revolving Credit Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Alternate Base Rate plus a margin of .25% per annum.

                  (b) Each Adjusted Libor Loan which is a Revolving Credit Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus the applicable LIBO Margin.

                  (c) Each Alternate Base Rate Loan which is a Term Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Alternate Base Rate plus a margin of .50% per annum.

                  (d) Each Adjusted Libor Loan which is a Term Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus the sum of (x) the applicable LIBO Margin and (y) .25% per annum.

                  (e) Upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of the Loans (excluding any defaulted payment of principal accruing interest in accordance with clause (f) below), shall, in the Bank's sole and absolute discretion, bear interest payable on demand at a rate of interest 2% per annum in excess of the Alternate Base Rate.

                  (f) If the Company shall default in the payment of the principal or of interest on any portion of any Loan or any other amount becoming due hereunder, the Company shall on demand from time to time pay interest on such defaulted amount accruing from the date of such default (without reference to any period of grace) up to and including the date of actual payment (after as well as before judgment) at a rate of 2% per annum in excess of the Alternate Base Rate.

                  (g) The Company may elect from time to time to convert a Loan from an Adjusted Libor Loan to an Alternate Base Rate Loan by giving the Bank at least three Business Days' prior irrevocable written notice of such election, provided that any such conversion of Adjusted Libor Loans shall only be made on the last day of an Interest Period with respect thereto or upon the date of payment in full of any amounts owing pursuant to Section 3.08 as a result of such conversion. The Company may elect from time to time to convert a Loan from an Alternate Base Rate Loan to an Adjusted Libor Loan by giving the Bank irrevocable written notice of such election not later than 11:00 a.m. three Business Days prior to the date of the proposed conversion. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein, provided that such conversion shall be in an aggregate principal amount of $500,000 or an amount in excess thereof, and further provided that no Event of Default or event which upon notice, passage of time or both would constitute an Event of Default shall have occurred and be continuing. Any conversion to or from an Adjusted Libor Loan hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of such Adjusted Libor Loan shall not be less than $500,000.

                  (h) Any Adjusted Libor Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in the definition of Interest Period; provided, that no Adjusted Libor Loan shall be continued as such when any Event of Default or event which upon notice, passage of time or both would constitute an Event of Default has occurred and is continuing, but shall be automatically converted to an Alternate Base Rate Loan on the last day of the Interest Period in effect when the Bank is notified, or otherwise has actual knowledge, of such default or Event of Default.

                  (i) Interest on each Loan shall be payable in arrears on each Interest Payment Date with respect thereto.

                  (j) Anything in this Agreement or in any Note to the contrary notwithstanding, the obligation of the Company to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to the Bank to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to the Bank limiting the rates of interest that may be charged or collected by the Bank. If the provisions of this Agreement or any Note would at any time otherwise require payment by the Company to the Bank of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments shall be reduced to the extent necessary so that the Bank shall not receive interest in excess of such maximum amount. To the extent that, pursuant to the foregoing sentence, the Bank shall receive interest payments hereunder or under any Note in an amount less than the amount otherwise provided herein or in any Note, such deficit (hereinafter call the "Interest Deficit") will cumulate and will be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to the Bank hereunder and under any Note for any subsequent period shall be increased by such maximum amount of the Interest Deficit that may be so added without causing the Bank to receive interest in excess of the maximum amount then permitted by applicable law. The amount of the Interest Deficit shall to the extent not prohibited by law be treated as a prepayment penalty and paid in full at the time of any optional prepayment by the Company to the Bank of all or any part of the Term Loan. The amount of the Interest Deficit relating to any Note at the time of any complete payment of any Note at that time outstanding (other than an optional prepayment thereof) shall be cancelled and not paid.

                  SECTION 3.02. FACILITY FEES, COMMITMENT FEES. (a) The Bank acknowledges receipt of a portion of the facility fee in an amount equal to $50,000. The Company agrees to pay to the Bank the balance of the facility fee in an amount equal to $150,000 on the Closing Date.

                  (b) The Company agrees to pay to the Bank (i) a commitment fee in an amount equal to $20,000 on the Closing Date as partial consideration for the Bank making the Revolving Credit

Commitment available to the Company for the period from the Closing Date until the first anniversary of the Closing Date; and (ii) thereafter, a commitment fee on the average daily unused portion of the Revolving Credit Commitment from the first anniversary of the Closing Date until the Revolving Credit Commitment Termination Date at the rate of 1/8 of 1% per annum, based on a year of 360 days, payable in arrears on the first Business Day of January, April, July and October of each year, commencing October 1, 1998, and on the Revolving Credit Commitment Termination Date.

         SECTION 3.03. COMPUTATION OF INTEREST AND FEES. Interest on each of the Loans and all fees and other amounts calculated on the basis of rate per annum shall be computed on the basis of actual days elapsed over a 360 - day year. Any rate of interest on the Loans or other obligations which is computed on the basis of the Alternate Base Rate shall change when and as the Alternate Base Rate changes in accordance with the definition thereof.

         SECTION 3.04. OTHER EVENTS. (a) In the event that any introduction of or change in, on or after the date hereof in any applicable law, regulation, treaty, order, directive or in the interpretation or application thereof (including without limitation, any request, guideline or policy, whether or not having the force of law of, or from any central bank or other governmental authority, agency or instrumentality and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur, which:

                  (i) shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement, any Note, any Loans made hereunder, or change the basis of taxation of payments to the Bank of principal, interest, fee or any other amount payable hereunder (other than any tax that is measured with respect to the overall net income of the Bank or of a lending office of the Bank) and that is imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, or by the jurisdiction in which the Bank has its lending office, or by the jurisdiction in which the Bank is organized, has its principal office or is managed and controlled; or

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Bank; or

                  (iii) shall impose on the Bank any other condition with respect to any amount paid or payable to or by the Bank pursuant to this Agreement;

and the result of any of the foregoing is to increase the cost to the Bank of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case by an amount which the Bank deems material, then, in any such case, the Company shall pay the Bank, within 15 days after demand by the Bank, such additional amount or amounts as the Bank shall have determined will compensate the Bank for such increased costs or reduction. If the Bank becomes entitled to claim any additional amounts pursuant to this
Section 3.04, it shall promptly notify the Company of the event by reason of which it has become so entitled. This Section 3.04 shall survive the termination of this Agreement and payment of the Notes.

                  (b) No failure on the part of the Bank to demand compensation under paragraph (a) above on one occasion shall constitute a waiver of its right to demand compensation on any other occasion and no failure on the part of the Bank to promptly notify the Company shall in any way reduce any obligations of the Company to the Bank under this Section 3.04.

         SECTION 3.05. CAPITAL ADEQUACY. If the Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any lending office of the Bank) or the Bank's holding company, with any request or directive regarding capital adequacy (whether or not having the force of the law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies and the policies of the Bank's holding company with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, the Company shall pay to the Bank the additional amount or amounts as the Bank shall have determined will compensate the Bank or the Bank's holding company for such reduction. This Section 3.05 shall survive termination of the Agreement and payment of the Notes.

         SECTION 3.06. INABILITY TO DETERMINE INTEREST RATE. In the event that the Bank shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Reserve Adjusted Libor for any requested Interest Period with respect to (a) the making of an Adjusted Libor Loan, (b) an Adjusted Libor Loan that will result from the requested conversion of an Alternate Base Rate Loan into an Adjusted Libor Loan or (c) the continuation of an Adjusted Libor Loan beyond the expiration of the then current

Interest Period with respect thereto, the Bank shall forthwith give notice of such determination to the Company at least one Business Day prior to, as the case may be, the requested Borrowing Date for such Adjusted Libor Loan, the conversion date of such Alternate Base Rate Loan or last day of such Interest Period. If such notice is given (i) any Adjusted Libor Loan that was to have been made shall be made as an Alternate Base Rate Loan, (ii) any Alternate Base Rate Loan that was to have been converted to an Adjusted Libor Loan shall be continued as an Alternate Base Rate Loan and (iii) any outstanding Adjusted Libor Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to an Alternate Base Rate Loan. Until such notice has been withdrawn by the Bank, the Company shall not have the right to request an Adjusted Libor Loan, to convert an Alternate Base Rate Loan to an Adjusted Libor Loan or to continue any Adjusted Libor Loan.

         SECTION 3.07. ILLEGALITY. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for the Bank to make or maintain Adjusted Libor Loans as contemplated by this Agreement, the Bank shall forthwith give notice of such circumstances to the Company and (a) the commitment of the Bank to make and to allow conversion to or continuations of Adjusted Libor Loans shall forthwith be cancelled for the duration of such illegality and (b) the Loans then outstanding as Adjusted Libor Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the next succeeding last day of each Interest Period applicable to such Adjusted Libor Loans or within such earlier period as may be required by law. The Company shall pay to the Bank, upon demand, any additional amounts required to be paid pursuant to Section 3.08 hereof.

         SECTION 3.08 INDEMNITY. The Company agrees to indemnify the Bank and to hold the Bank harmless from any loss, cost or expense which the Bank may sustain or incur, including, without limitation, interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain Adjusted Libor Loans hereunder, as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Adjusted Libor Loan, (b) default by the Company to accept or make a borrowing of an Adjusted Libor Loan or a conversion or continuation of an Adjusted Libor Loan after the Company has requested such borrowing, conversion or continuation, (c) default by the Company in making any prepayment of any Adjusted Libor Loan after the Company gives a notice in accordance with Section 3.09 of this Agreement, and/or (d) the making of any payment or prepayment (whether mandatory or optional) of an Adjusted Libor Loan or the making of any conversion of any Adjusted Libor Loan to an Alternate Base Rate Loan on a day which is not the last day of the applicable Interest Period with respect thereto. The Bank's determination of such amounts shall be conclusive absent manifest error. This Section 3.08 shall survive termination of this Agreement and payment of the Note.

         SECTION 3.09 OPTIONAL PREPAYMENTS. The Company may on the last day of an Interest Period if the Loans to be repaid are in whole or in part Adjusted Libor Loans, or at any time and from time to time if the Loans to be repaid are Alternate Base Loans, repay the then outstanding Loans, in whole or in part, without premium or penalty, upon not less than three Business Days' irrevocable written notice to the Bank with respect to prepayments of Adjusted Libor Loans and on the same Business Day with respect to Alternate Base Rate Loans, specifying the date and amount of repayment and whether such repayment is of Adjusted Libor Loans or Alternate Base Rate Loans or a combination thereof, and if a combination thereof, the amount of repayment allocable to each. If such notice if given, the Company shall make such repayment and the payment amount specified in such notice shall be due and payable, on the date specified therein, together with accrued interest to such date on the amount repaid to the Bank. Partial prepayments pursuant to this Section 3.09 shall be in an aggregate principal amount of (x) $100,000 or an amount in excess thereof with respect to Alternate Base Rate Loans, and (y) $500,000 or a whole multiple of $500,000 in excess thereof with respect to Adjusted Libor Loans. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. All prepayments of the Term Loan shall be applied to the remaining installments of principal thereof in the inverse order of maturity. Amounts prepaid in respect of the Term Loan may not be reborrowed.

         SECTION 3.10. MANDATORY PREPAYMENTS. (a) The Company shall prepay each Construction Loan in whole, on the earlier to occur of (x) the six month anniversary date of such Construction Loan, and (y) the Revolving Credit Conversion Date (or, if earlier, the Revolving Credit Commitment Termination
Date).

         (b) In the event of any sale of the stock or assets of a Subsidiary of the Company pursuant to Section 7.04 of this Agreement, the Company shall apply on the closing date of such sale the gross proceeds therefrom less the sum of
(i) reasonable out-of-pocket fees and expenses incurred by the Company in connection therewith, and (ii) the amount of any Indebtedness of such Subsidiary required to be paid by the seller on the closing date of such sale (the "Proceeds") as follows: (A) prior the Revolving Credit Conversion Date, to pay the outstanding Revolving Credit Loans then outstanding which payment shall permanently reduce the Revolving Credit Commitment by an amount equal to the aggregate principal amount of Revolving Credit Loans repaid; provided, however, in the event there are no Revolving Credit Loans outstanding on the date of any mandatory repayment required hereunder, then no such payment will be required, however, the Revolving Credit Commitment shall be reduced by an amount equal to the Proceeds, and (B) on or after the Revolving Credit Conversion

Date, to prepay the Term Loan, each prepayment to be applied to the then remaining installments of the Term Loan in inverse order of maturity.

         (c) Each prepayment required pursuant to this Section 3.10 shall be accompanied by accrued interest on the principal amount thereof to the date of prepayment and the amount, if any, required to be paid pursuant to Section 3.08, and shall be applied first to Alternate Base Rate Loans outstanding and second to Adjusted Libor Loans outstanding.

         SECTION 3.11. FUNDS; MANNER OF PAYMENT. (a) Unless otherwise specified herein, each payment of principal of and interest on the Notes shall be made by the Company not later than 12:00 noon, New York City time, on the date on which it is payable.

         (b) All payments under this Agreement shall be made by the Company without defense, set-off or counterclaim to the Bank on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Bank.

         (c) The Bank shall directly charge all interest payments due in respect of the Loans to the Company's account(s) at the Payment Office or other office of the Bank.

         (d) No payment pursuant to any subsection of this Article III of less than the entire unpaid principal amount of any Loan shall be credited to or relieve the Company to any extent from its obligations to make any other payment or prepayment required by any other section of this Article III.

         SECTION 3.12. USE OF PROCEEDS. The initial Revolving Credit Loan shall be used to refinance the Existing Indebtedness on the Closing Date. Thereafter, the proceeds of the Revolving Credit Loans shall be used solely to (i) finance the working capital needs of Company or the Guarantors in the ordinary course of business, and capital improvements to its Golf Facilities, (ii) to finance Permitted Acquisitions, (iii) to finance Permitted Construction Projects, in each case subject to and in accordance with the terms of this Agreement. The proceeds of the Term Loan will be used solely to refinance the outstanding Revolving Credit Loans on the Revolving Credit Conversion Date in accordance with Section 2.03.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Bank to enter into this Agreement and to make the Loans herein provided for, the Company represents and warrants to the Bank that:

         SECTION 4.01.ORGANIZATION, CORPORATE POWERS, ETC. The Company and each of its Subsidiaries (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, (ii) has the power and authority to own its properties and to carry on its business as now being conducted, (iii) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification, (iv) has the corporate power to execute and perform each of the Loan Documents to which it is a party, (v) with respect to the Company, has the corporate power to borrow hereunder and to execute and deliver the Notes, and (vi) is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations.

         SECTION 4.02. AUTHORIZATION OF BORROWING, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Company of this Agreement, and the other Loan Documents to which it is a party, the borrowings by the Company hereunder, and the execution, delivery and performance of each Guarantor of the Loan Documents to which such Guarantor is a party (a) have been duly authorized by all requisite corporate action (b) will not violate or require any consent under (i) any provision of law applicable to the Company or any Guarantor, any governmental rule or regulation, or the Certificate of Incorporation or By-laws of the Company or any Guarantor or (ii) any order of any court or other agency of government binding on the Company or any Guarantor or any indenture, agreement or other instrument to which the Company or any Guarantor a party, or by which the Company or any Guarantor or any of its property is bound, and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Company or any Guarantor other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which the Company, and each Guarantor is a party, constitutes a legal, valid and binding obligation of the Company and each Guarantor as the case may be, enforceable against the Company and each Guarantor, as the case may be, in accordance with its terms subject as to enforcement, to bankruptcy, moratorium, insolvency and similar laws affecting creditors generally and to equitable principles of general application.

         SECTION 4.03. FINANCIAL CONDITION. (a) The Company has heretofore furnished to the Bank (i) the consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of income, retained earnings and cash flow of the Company, and its Subsidiaries for the fiscal year ended December 31, 1996, audited by Richard A. Eisner & Company, LLC, (ii) the management-prepared consolidating financial statements of the

Company and its Subsidiaries for the fiscal year ended December 31, 1996, and
(iii) the management-prepared consolidated and consolidating financial statements for the Company and its Subsidiaries for the interim three (3) months ended March 31, 1997. Such financial statements were prepared in conformity with Generally Accepted Accounting Principles and fairly present the financial position and results of operations of the Company and its Subsidiaries as of the date of such financial statements and for the periods to which they relate and, since the date thereof, no material adverse change in the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Company or any of its Subsidiaries has occurred. The Company shall deliver to the Bank a certificate executed by the Chief Financial Officer of the Company to that effect on the Closing Date. As of the date hereof, there are no obligations or liabilities, contingent or otherwise, of the Company or any of its Subsidiaries which are not reflected in such statements other than (i) obligations of the Company and its Subsidiaries incurred in the ordinary course of business (which shall be deemed to exclude acquisitions by the Company or any Subsidiary of the business or assets of any Person), (ii) obligations and liabilities identified on Schedule VI hereto, and (iii) other obligations and liabilities which do not exceed $50,000 in the aggregate.

                  (b) The Company, individually, and together with its Consolidated Subsidiaries, is Solvent and immediately after giving effect to each Loan contemplated by this Agreement, and the execution of each Loan Document, will be Solvent.

         SECTION 4.04. TAXES. All assessed deficiencies resulting from Internal Revenue Service examinations of the federal income tax returns of the Company or any of its Subsidiaries have been discharged or reserved against in accordance with Generally Accepted Accounting Principles. The Company and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except (i) any such taxes that are immaterial in amount and reserved against in accordance with Generally Accepted Accounting Principles and (ii) taxes which are being contested in good faith and which are reserved against in accordance with Generally Accepted Accounting Principles.

         SECTION 4.05. TITLE TO PROPERTIES. The Company and each of its Subsidiaries each has good and marketable title to its respective properties and assets reflected on the financial statements referred to in Section 4.03 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective business or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of mortgages, pledges, liens, charges and other encumbrances, except as permitted by the provisions of this Agreement.

         SECTION 4.06. LITIGATION. (a) There are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any of its Subsidiaries) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involve any of the transactions contemplated herein or which, if adversely determined against the Company or such Subsidiary, could result in any materially adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of the Company, or such Subsidiary; and (b) neither the Company nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could have a materially adverse effect on the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of the Company or any of its Subsidiaries.

         SECTION 4.07. AGREEMENTS. Neither the Company nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation materially and adversely affecting its business, operations, prospects, properties or assets, or condition, financial or otherwise. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which its assets are bound which could have a material adverse effect on the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of the Company or any of its Subsidiaries.

         SECTION 4.08. COMPLIANCE WITH ERISA. Each Plan is in compliance with ERISA; no Plan is insolvent or in reorganization, no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency or permitted decreases in its funding standard account within the meaning of
Section 412 of the Code; neither the Company nor any ERISA Affiliate nor any of its Subsidiaries has incurred any material liability to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4024 of ERISA or expects to incur any liability under any of the foregoing sections on account of the termination of participation in or contributions to any such Plan, no proceedings have been instituted to terminate any Plan, no condition exists which presents a material risk to the Company or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of the Company or any of its Subsidiaries exists or is likely to arise on account of any Plan; and the Company and each of its Subsidiaries may terminate contributions to any other employee benefit plans maintained by them without incurring any material liability to any person interested therein.

         SECTION 4.09. FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS. (a) Neither the Company nor any of its Subsidiaries is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended to the date hereof). If requested by the Bank, the Company will, and will cause each of its Subsidiaries to, furnish to the Bank such a statement on Federal Reserve Form U-1.

         (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of the Regulations G,T,U, or X of the Board of Governors of The Federal Reserve System.

         (c) The proceeds of each Loan shall be used only for the purposes permitted under Section 3.12.

         SECTION 4.10. APPROVALS. No registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Company or any of its Subsidiaries, or with the execution and delivery of other Loan Documents to which it is a party or, with respect to the Company, the borrowings hereunder.

         SECTION 4.11. SUBSIDIARIES. Attached hereto as Schedule I is a correct and complete list of all of the Company's Subsidiaries, as of the date hereof, showing as to each Subsidiary, its name, the jurisdiction of its incorporation or formation and identifying the owners of its outstanding shares of capital stock or other interests and the number of such shares or other interests held by such owners. The Subsidiaries asterisked on Schedule V are those Subsidiaries which are not Non-Golden Bear Subsidiaries.

         SECTION 4.12. HAZARDOUS MATERIALS. The Company and each of its Subsidiaries are each in compliance with all federal, state or local laws, ordinances, rules, regulations or policies governing

Hazardous Materials and neither the Company nor any of its Subsidiaries has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Company or any of its Subsidiaries in any manner which violates federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and that no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

         SECTION 4.13. INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.14. PLEDGE AGREEMENTS. Each Pledge Agreement executed by the Company and each Guarantor shall constitute a valid and continuing lien on and security interest in the collateral referred to in such Pledge Agreement in favor of the Bank which shall be prior to all other Liens, claims and rights of all other Persons.

         SECTION 4.15. NO EVENT OF DEFAULT. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or which upon notice, lapse of time or both would constitute an Event of Default.

         SECTION 4.16. PERMITS AND LICENSES. The Company and each of its Subsidiaries has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate its business, except those permits, licenses, certifications, authorizations or approvals the failure of which to have could not, individually or in the aggregate, have a material adverse effect on the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of the Company or any of its Subsidiaries.

         SECTION 4.17. COMPLIANCE WITH LAW. The Company and each of its Subsidiaries is in compliance with all laws, rules, regulations, orders and decrees which are applicable to the Company or its Subsidiaries, or to any of their respective properties, except those laws, rules, regulations, orders or decrees the failure with which to comply could not, individually or in the aggregate, have a material adverse effect on the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of the Company or any of its Subsidiaries.

         SECTION 4.18. DISCLOSURE. Neither this Agreement, any other Loan Document, or any other document, certificate or written statement furnished to the Bank by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

                                    ARTICLE V
                              CONDITIONS OF LENDING


         SECTION 5.01. CONDITIONS TO INITIAL REVOLVING CREDIT LOAN. The obligation of the Bank to make the initial Revolving Credit Loan hereunder is subject to the following conditions precedent:

         (a) REVOLVING CREDIT NOTE. On or prior to the Closing Date, the Bank shall have received the Revolving Credit Note duly executed by the Company.

         (b) GUARANTEES. On or prior to the Closing Date, the Bank shall have received a Guaranty duly executed by each Guarantor.

         (c) PLEDGE AGREEMENTS. On or prior to the Closing Date, the Bank shall have received the Pledge Agreements duly executed by the Company and each Guarantor together with the stock certificates pledged thereunder and stock powers duly executed in blank by the Company and each Guarantor.

         (d) ENVIRONMENTAL VIOLATIONS LETTERS. Prior to the Closing Date, the Bank shall have received for its satisfactory review a letter from the Company and the Guarantors, in form, substance and detail satisfactory to the Bank, outlining the status of the environmental violations existing at the Elmsford, New York and Glen Allen, Virginia Golf Facilities and any other Golf Facilities at which environmental violations are outstanding, of which the Company or any Guarantor is aware.

         (e) MATERIAL AGREEMENTS. Prior to the Closing Date the Bank shall have received for its satisfactory review (i) summaries, in form and substance satisfactory to the Bank, of all real property lease agreements entered into by the Company and each Guarantor which summaries shall identify whether each such lease agreement contains a so-called "change of control provision" (i.e., whether the transfer of all or a portion of the interest in the lessee to a third party is prohibited by or constitutes a default under the lease), (ii) copies of all agreements (including all ancillary documents) governing existing Indebtedness of the Company and each Guarantor, (iii) a copy of the License Agreement entered into between the Company and Golden Bear International, Inc. dated August 12, 1992, as amended prior to the date hereof, (iv) copies of all management agreements entered into between the Company or any Guarantor, as the case may be, with respect to any Golf Facility, including, without limitation, the Golf Facilities located in Douglaston, New York and El Segundo, California, and (v) copies of all employment agreements entered into between the Company, any of the Guarantors and any of their respective employees.

         (f) OPINION OF COUNSEL. On or prior to the Closing Date, the Bank shall have received the favorable written opinion of counsel for the Company and the Guarantors dated the Closing Date, substantially in the form of Exhibit G attached hereto.

         (g) SUPPORTING DOCUMENTS. The Bank shall have received on or prior to the Closing Date (a) a certificate of good standing for the Company and each Guarantor from the secretary of the states of their organizational jurisdiction dated as of a recent date; (b) certified copies of the Certificate of Incorporation and By-laws of the Company and each Guarantor; (c) a certificate of the Secretary or an Assistant Secretary of the Company and each Guarantor dated the Closing Date and certifying (i) that neither the Certificates of Incorporation nor the By-laws of the Company or any Guarantor has been amended since the date of their certification; (ii) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company and each Guarantor authorizing the execution, delivery and performance of each Loan Document to which it is a party and, with respect to the Company, the borrowings hereunder; (iii) the incumbency and specimen signature of each officer of the Company and each Guarantor executing each Loan Document to which the Company or a Guarantor is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer of the Company and each Guarantor as to the incumbency and signature of the Secretary or Assistant Secretary of the Company and each Guarantor; and (d) such other documents as the Bank may reasonably request.

         (h) INSURANCE. The Bank shall have received on or prior to the Closing Date a certificate of insurance from an independent insurance broker confirming the insurance required to be maintained pursuant to Section 6.01 hereof.

         (i) EVIDENCE OF TERMINATION OF EXISTING LINE OF CREDIT. The Bank shall have received on or prior to the Closing Date, evidence of the repayment of all amounts owing under, and the termination of, the Company's line of credit with the Bank.

         (j) FINANCIAL STATEMENTS. The Bank shall have received prior to the Closing Date, (i) the management-prepared consolidating financial statements of the Company and its Subsidiaries for the years ended December 31, 1996, 1995, 1994, 1993 and 1992, (ii) the management-prepared quarterly income statements for each Golf

Facility for each of the eight (8) fiscal quarters preceding the Closing Date, and (iii) the management-prepared consolidated and consolidating financial statements of the Company and its Subsidiaries for the interim three (3) months ended March 31, 1997, and all of the foregoing statements required under clauses
(i) through (iii) to be in form, substance and detail satisfactory to the Bank.

         (k) NO MATERIAL ADVERSE CHANGES. There shall not have occurred in the sole opinion of the Bank any material adverse change in the business, operations, performance, properties, prospects or condition, financial or otherwise, of the Company or any of its Subsidiaries.

         (l) FEES. The Company shall have paid the fees payable on the Closing Date referred to in Section 3.02 and all costs and expenses incurred by the Bank in connection with the negotiation, preparation and execution of the Loan Documents and the creation and perfection of the Liens granted pursuant to the Pledge Agreements (including, without limitation, the fees and expenses of counsel).

         (m) ASSETS FREE FROM ENCUMBRANCES. The Bank shall have received on or prior to the Closing Date, proof satisfactory to it that the assets of the Company and each of its Subsidiaries are free and clear of all Liens, except those Liens expressly permitted pursuant to Section 7.01 of this Agreement.


         (n) DUE DILIGENCE. The Bank shall have completed its due diligence with respect to the Company and each of its Subsidiaries, including, without limitation, bank checkings, trade checkings, customer checkings and litigation checkings and the Bank shall have been satisfied with the results thereof.

         (o) COMPLETION OF PROCEEDINGS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents and all items disclosed on any schedule to any Loan Document, shall be satisfactory in form and substance to the Bank and its counsel.

         (p) OTHER INFORMATION, DOCUMENTATION. The Bank shall receive such other and further information and documentation as it may require, including, but not limited to, any information or documentation relating to compliance by the Company and each Guarantor with the requirements of all federal, state and local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, refinement, handling, production or disposal of Hazardous Materials.

         SECTION 5.02. CONDITIONS TO LOANS. The obligation of the Bank to make each Loan hereunder is subject to the conditions precedent set forth in Section
5.01 and the following conditions precedent:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties by the Company and each Guarantor pursuant to this Agreement and the Loan Documents to which each is a party shall be true and correct on and as of the Borrowing Date with the same effect as though such representations and warranties had been made on and as of the Borrowing Date, and the Company shall have delivered a certificate to that effect dated the Borrowing Date and executed by an Executive Officer.

         (b) NO DEFAULT. The Company and Guarantors shall be in compliance in all material respects with all the terms and provisions set forth herein on their parts to be observed or performed, and no Event of Default nor any event which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing at the time of each borrowing hereunder or will result after giving effect to the Loan requested, and the Company shall have delivered a certificate to that effect dated the Borrowing Date and executed by an Executive Officer.

         (c) NOTICE OF BORROWING. The Bank shall have received a Notice of Borrowing duly executed by an Executive Officer of the Company with respect to the requested Loan.

         Each Notice of Borrowing and the acceptance by the Company of the proceeds of each Loan shall constitute a representation and warranty that the statements contained in Sections 5.02(a) and 5.02(b) above are true and correct as of the date of such Loan.

         SECTION 5.03. CONDITIONS TO EACH ACQUISITION LOAN. The obligation of the Bank to make each Acquisition Loan is subject to the conditions precedent set forth in Sections 5.01 and 5.02 and the following conditions precedent:

         (a) PERMITTED ACQUISITION. An Executive Officer of the Company shall deliver a duly completed and executed Permitted Acquisition Summary with respect to the proposed acquisition.

         (b) CONSIDERATION. The aggregate consideration, including, without limitation, cash, stock, transaction costs, guarantees and other contingent obligations, liabilities and Indebtedness assumed (to the extent permitted pursuant to Section 7.02), compensation to be paid to former shareholders of the seller pursuant to employment agreements, consulting agreements or non-compete agreements (other than salaries paid to former shareholders of the seller who are to be employed full-time in the day-to-day operations of the acquired Golf Facility after the consummation of the proposed acquisition), fees, earn-out provisions, any deferred portions of the purchase price or any other costs paid in connection with the proposed acquisition, shall not exceed, without the prior written consent of the Bank (a) $5,000,000, exclusive of stock issued, for any one such acquisition and (b) $10,000,000, inclusive of stock issued, for any one such acquisition.

         (c) PLEDGE AGREEMENT AND GUARANTY. The Bank shall have received a duly executed Pledge Agreement together with the stock certificates evidencing the pledged shares and stock powers duly endorsed in blank, and, to the extent required pursuant to Section 6.10 hereof, a Guaranty, in each case duly executed by the applicable Subsidiary.

         SECTION 5.04. CONDITIONS TO EACH CONSTRUCTION LOAN. The obligation of the Bank to make each Construction Loan hereunder is subject to the conditions precedent set forth in Section 5.01 and 5.02 and the following conditions precedent:

         (a) CONSTRUCTION BUDGET; OTHER ITEMS. The Bank shall have received for its satisfactory review (i) a budget relating to the construction of the proposed Golf Facility, (ii) a copy of the real estate purchase agreement or, in the event of a lease of real property, a copy of the related lease), and (iii) a timeline for the construction of the proposed Golf Facility.

         (b) LIMITATIONS. The aggregate principal amount of Construction Loans for a particular Golf Facility shall not exceed the sum of (x) the purchase price for the real estate upon which such Golf Facility is to be constructed plus (y) the construction budget for such Golf Facility. The aggregate outstanding principal amount of all Construction Loans, after giving effect to the requested Construction Loan, shall not exceed $5,000,000 at any time.

         (c) PLEDGE AGREEMENT AND GUARANTY. The Bank shall have received a duly executed Pledge Agreement together with stock certificates evidencing the pledged shares and stock powers duly endorsed in blank, and guaranty to the extent required pursuant to Section 6.10 hereof.

         (d) NO DEFAULT. No Event of Default or event which upon notice, lapse of time or both would constitute an Event of Default shall have occurred or will occur immediately after giving effect to the proposed Construction Loan, including, without limitation, any Event of Default arising from a breach of any covenant set forth in Section 7.01 with respect to Liens and Section 7.02 with respect to Indebtedness.

         SECTION 5.05. ADDITIONAL CONDITIONS WITH RESPECT TO THE TERM LOAN. The obligation of the Bank to make the Term Loan hereunder is subject to the conditions precedent set forth in Section 5.01 and 5.02 and the following conditions precedent:

         (a) TERM NOTE. On or prior to the Revolving Credit Conversion Date, the Bank shall have received the Term Note duly executed by the Company.

         (b) CONSTRUCTION LOANS. On or prior to the Revolving Credit Conversion Date, the Company shall have paid in full the outstanding principal balance of the then outstanding Construction Loans together with all accrued and unpaid interest thereon.


                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS


         The Company agrees with the Bank that so long as this Agreement shall remain in effect or any of the principal of or interest on the Notes or any other Obligations hereunder shall be unpaid it will, and will cause each of its Subsidiaries to:

         SECTION 6.01. CORPORATE EXISTENCE, PROPERTIES, ETC. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to it; at all times maintain, preserve and protect all franchises and trade names (other than as previously disclosed to the Bank in writing) and preserve all of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; at all times keep its insurable properties adequately insured and maintain (i) insurance to such extent and against such risks, including, without limitation, business interruption and fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, (iv) such other insurance as may be required by law or as may be reasonably required in writing by the Bank. Each such policy of insurance shall name the Bank as loss payee (except with respect to public liability insurance and workmen's compensation insurance) and additional insured and shall provide for at least thirty (30) day's prior written notice to the Bank of any modification or cancellation of such policies. The Company shall provide to the Bank promptly upon receipt thereof evidence of the annual renewal of each such policy. Notwithstanding the foregoing, a Third Party Construction

Lender may be designated as an additional insured and loss payee solely in those policies of insurance pertaining to the Golf Facility in respect of which the Third Party Construction Lender has made a Third Party Construction Loan and solely with respect to the liabilities arising out of, and property damage to, such Golf Facility, and only during the period prior to payment in full of the Third Party Construction Loan.

         SECTION 6.02. PAYMENT OF INDEBTEDNESS, TAXES, ETC. (a) Pay all indebtedness and obligations, now existing or hereafter arising, as and when due and payable and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting Principles with respect to any such tax, assessment, charge, levy or claim so contested and; further, provided that, subject to the foregoing proviso, the Company and each of its Subsidiaries will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

         SECTION 6.03. FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to the Bank:

                  (a) as soon as available, but in any event within 105 days after the end of each fiscal year of the Company, a copy of (x) the audited comparative consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related audited comparative consolidated statements of income, retained earnings and cash flow for such year, accompanied by a report thereon of independent certified public accountants of recognized standing selected by the Company and satisfactory to the Bank (the "Auditor"), which report shall be unqualified; and (y) the management prepared comparative consolidating financial statements of the Company and its Subsidiaries which support the financial statements delivered pursuant to clause
         (x); all such financial statements to be prepared in accordance with Generally Accepted Accounting Principles, consistently applied;

                  (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, a copy of (x) the unaudited interim comparative consolidated and comparative consolidating balance sheet of the Company and its Subsidiaries as of the end of each such quarter and the related unaudited interim comparative consolidated and comparative consolidating statements of income, retained earnings and cash flow for such quarter and the portion of the fiscal year through such date; and
         (y) the unaudited interim comparative balance sheet of each Golf Facility, and each Golf Related Business as of the end of each such quarter and the related comparative statements of income for each Golf Facility and each Golf Related Business for such quarter; all such financial statements to be prepared in accordance with Generally Accepted Accounting Principles, consistently applied;

                  (c) a certificate prepared and signed by the Auditor with each delivery required by clause (a) and a certificate prepared and signed by the Chief Financial Officer with each delivery required by clauses
         (a) and (b), certifying that the financial statements delivered pursuant to such clauses were prepared in accordance with Generally Accepted Accounting Principles consistently applied, and further certifying as to whether or not, as of the close of such preceding period and at all times during such preceding period, the Company or any Guarantor, as the case may be, was in compliance with all the provisions in this Agreement, showing computation of financial covenants and quantitative negative covenants, and if the Auditor or Chief Financial Officer, as the case may be, shall have obtained knowledge of any default in such compliance or notice of such default, it shall disclose in such certificate such default or defaults or notice thereof and the nature thereof, whether or not the same shall constitute an Event of Default hereunder;

                  (d) at all times indicated in (a) above, a copy of the management letter, if any, prepared by the Auditor;

                  (e) within five (5) days after filing thereof, copies of all regular and periodic financial information, proxy materials and other information and reports which the Company or any of its Subsidiaries shall file with the Securities and Exchange Commission;

                  (f) with respect to each Permitted Acquisition, within thirty
         (30) days of the end of each calendar month, (i), to the extent not delivered pursuant to clause (e) above, a copy of each acquisition agreement executed during the preceding calendar month, together with all schedules and exhibits thereto and all material documents and instruments delivered thereunder, (ii) copies of each lease of real property, if any, included in the Permitted Acquisition together with copies of the consent of the lessor therein, if required in connection with the Permitted Acquisition; and (iii) a Chief

         Financial Officer's Certificate to the extent required pursuant to
         Section 7.02(f).

                  (g) promptly, after the Bank's request therefor, copies of lien searches conducted in connection with, and copies of drafts of the acquisition agreement with respect to, a Permitted Acquisition together with such other information or documents as the Bank may reasonably request with respect to any proposed or consummated Permitted Acquisition;

                  (h) within thirty (30) days of the end of each calendar month, in the event of the sale of stock or assets pursuant to Section 7.04, a certificate of an Executive Officer setting forth a description of the stock or assets sold and the purchase price therefore and manner of payment thereof (e.g., securities, notes or cash) together with a certification that the conditions set forth in Section 7.04(a) (x) and 7.04(a)(y) or Section 7.04(b) (i) through (xi), as applicable, and the other conditions set forth in Section 7.04 were satisfied in connection with such disposition of assets;

                  (i) in the event of incurrence of Indebtedness pursuant to
         Section 7.02(f)(iv) or of any Indebtedness permitted pursuant to
         Section 7.02(h), (x) within one (1) day prior to the incurrence of such Indebtedness, a certificate of an Executive Officer of the Company (identifying the creditor, the amount of the Indebtedness and the security given to secure such Indebtedness) and certifying that the requirements set forth in Section 7.02(f) or Section 7.02(h) (i) through (v), as applicable, are satisfied and (y) within five (5) days of the incurrence of Indebtedness permitted pursuant to Section 7.02(h) a copy of the agreement or instrument evidencing such Indebtedness together with copies of the security documents executed in connection therewith and promptly upon request of the Bank, a copy of the same with respect to Indebtedness permitted pursuant to Section 7.02(f). The Company shall further provide to the Bank a copy of any amendments or modifications to any such instrument, agreement or document within five
         (5) days after the date of execution thereof;

                  (j) promptly after submission to any government or regulatory agency, all documents and information furnished to such government or regulatory agency other than such documents and information prepared in the normal course of business and which would not result in any adverse action to be taken by such agency; and

                  (j) promptly, from time to time, such other information regarding the operations, business affairs and condition, financial or otherwise, of the Company or any of its Subsidiaries as the Bank may request.

         SECTION 6.04. BOOKS AND RECORDS; ACCESS TO PREMISES AND RECORDS. Keep adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles, and which shall reflect all financial transactions of the Company and each of its Subsidiaries. At any time, and from time to time, permit the Bank or any agents or representatives thereof, to examine and make copies of and abstracts from the books and records of such information which the Bank deems is necessary or desirable (including, but without limitation, the financial statements of the Company and its Subsidiaries, and to visit the properties of the Company or any of its Subsidiaries and to discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with any of their respective officers or directors or the Company's independent accountants.

         SECTION 6.05. NOTICE OF ADVERSE CHANGE. Promptly notify the Bank in writing of (a) any change in the business or the operations which, in the good faith judgment of such officer, may be materially adverse to the business, operation, prospects, properties or assets or to the condition, financial or otherwise, of the Company or any of its Subsidiaries disclosing the nature thereof, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Bank pursuant to this Agreement, fail, in any material respect, to present the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

         SECTION 6.06. NOTICE OF DEFAULT. In the event any Executive Officer of the Company knows of any Event of Default which shall have occurred or knows of the occurrence of any event which, upon notice or lapse of time or both, would constitute an Event of Default, or knows of an event of default under any other agreement, promptly furnish to the Bank a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

         SECTION 6.07. NOTICE OF LITIGATION. Give the Bank prompt, written notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined against the Company or any of its Subsidiaries on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, would (i) materially impair the right of the Company or any of its Subsidiaries to carry on its businesses substantially as now conducted or (ii) materially and adversely affect the business, operations, properties, assets, prospects, or condition, financial or otherwise, of the Company or the Company and its Subsidiaries taken as a whole.

         SECTION 6.08. ERISA. Promptly after the Company or any of its Subsidiaries knows or has reason to know any of the following, the Company will deliver to the Bank a certificate of the Chief Financial Officer of the Company setting forth details as to such occurrence and such action, if any, which the Company, such of its Subsidiaries or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, such of its Subsidiaries, ERISA Affiliate, the PBGC, a Plan participant or the Plan Administrator with respect thereto: that a Reportable Event has occurred, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA, that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Company, any of its Subsidiaries or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. The Company will deliver to the Bank a complete copy of the annual report (Form
5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Bank pursuant to the first sentence hereof, copies of annual reports and any other notices received by the Company or any of its Subsidiaries required to be delivered to the Bank hereunder shall be delivered to the Bank no later than 10 days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Company or any of its Subsidiaries.

         SECTION 6.09. COMPLIANCE WITH APPLICABLE LAWS. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, the breach of which would materially and adversely affect the business, operations, prospects, properties or assets or the condition, financial or otherwise, of the Company or any of its Subsidiaries, including, without limitation, the rules and regulations of the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation.

         SECTION 6.10. SUBSIDIARIES. Give the Bank prompt written notice of the creation, establishment or acquisition, in any manner, of any Subsidiary of the Company not existing on the date hereof, or of any Subsidiary which has become a Non-Golden Bear Subsidiary after the date hereof. In the event of the creation, establishment or acquisition of a limited liability company, the Company will cause the membership interests therein to be evidenced by certificates. The Company or other appropriate Person shall execute a Pledge Agreement with respect to the shares or other ownership interest of each such Subsidiary (together with certificates and powers with respect to such interests duly endorsed in blank) and shall cause each such Subsidiary to execute a Guaranty within five (5) Business Days of the creation, establishment or acquisition of such Subsidiary and in connection therewith shall provide to the Bank the supporting documents identified in clauses (a), (b), and (c) of Section 5.01(g) in each case with respect to such Subsidiary. Within ten (10) days of the end of each calendar quarter, the Company shall deliver to the Bank a favorable written opinion, addressed to the Bank, of counsel to each Subsidiary created, established, or acquired during the preceding calendar quarter in the form attached hereto as Exhibit G with respect to each such Subsidiary and with respect to the documents required to be executed by each Subsidiary pursuant to this Section 6.10 but, excluding the matters in paragraph 7 of Exhibit G. In addition, within ten (10) days following the date of release of the lien on the shares of common stock of San Jose Family Golf Centers, Inc. ("SJFG") described in Schedule II hereto, the Company will deliver the certificates evidencing all of the outstanding shares of SJFG together with stock powers duly endorsed in blank and an acknowledgement of the Company that such shares shall be held pursuant to the terms of the Pledge Agreement.

         SECTION 6.11. DEFAULT IN OTHER AGREEMENTS. Promptly notify the Bank of any default which in any manner would materially and adversely affect the business, properties, assets, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any of its Subsidiaries is a party.

         SECTION 6.12. ENVIRONMENTAL LAWS. Comply with and use best efforts to ensure compliance by all tenants and subtenants of their respective properties with the requirements of all federal, state and local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, provide to the Bank all documentation in connection with such compliance that the Bank may reasonably request, and defend, indemnify, and hold harmless the Bank, its employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind of nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (i) the presence, disposal, release, or threatened release of any Hazardous Materials on any property at any time owned or occupied by the Company or any of its Subsidiaries; (ii) any personal injury

(including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (iii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (iv) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of the Bank, which are based upon or in any way related to such Hazardous Materials including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses; and provide the Bank, promptly upon receipt thereof, a copy of any notice from any governmental authority or any other Person with respect to any of the matters identified in clause (i) through
(iv) above.

         (b) Execute and cause each of its Subsidiaries to execute the Bank's form of Hazardous Materials Guaranty and Indemnification Agreement, as in effect from time to time, and execute any and all other documentation with respect to environmental issues as the Bank may reasonably request and such documentation shall be in form and substance satisfactory to the Bank.


                                   ARTICLE VII
                               NEGATIVE COVENANTS


         The Company covenants and agrees with the Bank that so long as this Agreement shall remain in effect or any of the principal of or interest on the Notes or any other Obligations hereunder shall be unpaid, it will not, and will not cause or permit any Subsidiary of the Company, directly or indirectly, to:

         SECTION 7.01. LIENS. Incur, create, assume or suffer to exist any mortgage, pledge, assignment, security interest, lien, charge or other encumbrance of any nature whatsoever (including conditional sales or other title retention agreements) collectively ("Liens") on any of their respective assets now or hereafter owned, other than:

                  (a) Liens existing on the date hereof as set forth on Schedule II attached hereto but not any renewals or extensions thereof unless no Event of Default or event, which upon notice, lapse of time or both would constitute an Event of Default shall have occurred and be continuing or would occur after giving effect to such renewal or extension;

                  (b) deposits under workmen's compensation, unemployment insurance and social security laws;


                  (c) easements, rights of way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Company or any of its Subsidiaries of the real property encumbered thereby in the normal course of its business or materially impair the value of the real property subject thereto;

                  (d) Liens for taxes not yet due;

                  (e) purchase money Liens for fixed or capital assets; (excluding real property and improvements to real property) provided, in each case, (i) no Event of Default or event which, upon notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing or shall occur after the grant of the proposed Lien, (ii) such purchase money Lien does not exceed 80% of the purchase price, and (iii) such purchase money Lien does not secure any Indebtedness other than in respect of the purchase price of the asset acquired;

                  (f) Liens securing Acquired Debt, Liens securing Assumed Debt, Liens securing Third Party Acquisition Debt and Liens securing Indebtedness incurred by a Subsidiary of the Company to finance or refinance a Construction Loan or Third Party Construction Loan, in each case, to the extent permitted pursuant to Section 7.02(f), provided, in each case (i) no Event of Default or event which, upon notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing or shall occur after the grant of the proposed Liens, (ii) the Liens attach solely to the assets of the Subsidiary which is the obligor with respect to such Indebtedness; and (iii) such Lien does not secure any Indebtedness other than the Acquired Debt, the Assumed Debt, the Third Party Acquisition Debt or the Indebtedness incurred by a Subsidiary of the Company to finance or refinance a Construction Loan or Third Party Construction Loan, as applicable, and; further provided, such Liens are not renewed or extended unless no Event of Default or event, which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing, or shall occur after giving effect to such renewal or extension;

                  (g) Carrier's , warehousemen's, or similar liens imposed by law arising in the ordinary course of business and securing amounts which are not yet due and payable; and

                  (h) Liens granted to the Bank.

                  SECTION 7.02. INDEBTEDNESS. Incur, create, assume or suffer to exist or otherwise become liable in respect of any indebtedness or liability for borrowed money or for the deferred purchase price of property or services, or similar obligations, or any obligation evidenced by notes, bonds, debentures or similar obligations, or obligations in respect of a Capital Lease, or obligations to reimburse the issuer of letters of credit, acceptances or similar obligations issued or created for the account of the Company or any

Subsidiary, or accept any deposits, advances or progress payments under contracts (collectively, "Indebtedness"), other than:

                  (a) Indebtedness incurred prior to the date hereof as described in Schedule "III" attached hereto but not including any renewals or extensions thereof unless (i) the principal amount of such renewed or extended Indebtedness is not greater than the principal amount of the Indebtedness outstanding immediately prior to such renewal or extension (ii) the collateral securing such renewed or extended Indebtedness is not different by type or amount (other than variations in the value of a type of collateral subject to a floating lien) then the collateral securing the Indebtedness immediately prior to such renewal or extension, (iii) the scheduled payments of principal pursuant to the terms of the renewed or extended Indebtedness does not exceed the scheduled payments of principal which would have been required to be paid during any consecutive twelve month period subsequent to such renewal or extension in the absence of such renewal or extension, and (iv) no Event of Default or event which upon notice, lapse of time, or both would constitute an Event of Default, shall have occurred and be continuing or would occur after giving effect to such renewal or extension;

                  (b) Indebtedness to the Bank;

                  (c) Indebtedness for trade payables incurred in the ordinary course of business; provided such payables shall be paid or discharged when due or in conformity with customary trade terms;

                  (d) Unsecured Subordinated Indebtedness approved in writing by the Bank;

                  (e) Indebtedness secured by purchase money liens as permitted under Section 7.01(e);

                  (f) (i) Assumed Debt, (ii) Acquired Debt, (iii) Third Party Acquisition Debt, and (iv) Indebtedness incurred to finance or refinance a Construction Loan or Third Party Construction Loan, provided, however, the principal amount of all Construction Loans shall not exceed $5,000,000 in the aggregate at any one time outstanding, and; provided, further, in each case of clauses (i), (ii), (iii) and
         (iv), that (x) no Event of Default or event which upon notice, lapse of time or both would constitute an Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Indebtedness (y) the Bank shall have received (i) pursuant to
         Section 6.03, a copy of all agreements and instruments which relate to or evidence such Indebtedness and which agreements and instruments shall not restrict the ability of the Company or any of its Subsidiaries to grant Liens on any of its assets to any third parties, including the Bank, or to perform any of their respective obligations under any Loan Document (with respect to Liens only, other than the Subsidiary acquiring the assets of a Person pursuant to a Permitted Acquisition or the Person whose shares of capital stock or other equity interests are acquired pursuant to Permitted Acquisition), and (ii) prior to the incurrence of Indebtedness permitted pursuant to this Section 7.02(f)(iv) and, with respect to Indebtedness permitted to this Section 7.02(f)(i), (ii) and (iii), at the time of delivery of the documents required pursuant to Section 6.03(f), a certificate prepared and signed by the Chief Financial Officer of the Company certifying that the Company and each of its Subsidiaries is in compliance with the covenants contained in the Loan Documents (including, without limitation, the financial covenants calculated as of the most recent fiscal quarter then ended on a pro forma basis to include such Indebtedness) after giving effect to the incurrence of such Indebtedness, and (z) there shall not be permitted any renewals or extensions of any such Indebtedness, unless (i) no Event of Default or event, which upon notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing, or shall occur after giving effect to such renewal or extension (ii) the principal amount of such renewed or extended Indebtedness is not greater than the principal amount of the Indebtedness outstanding immediately prior to such renewal or extension, (iii) the collateral securing such renewed or extended Indebtedness is not different by type or amount (other than variations in the value of a type of collateral subject to a floating lien) than the collateral securing the Indebtedness immediately prior to such renewal or extension, and (iv) the scheduled payments of principal pursuant to the terms of the renewed or extended Indebtedness does not exceed the scheduled payments of principal which would have been required to be paid during any consecutive twelve month period subsequent to such renewal or extension in the absence of such renewal or extension;

                  (g) Unsecured Indebtedness owing by the Company to any Guarantor or from any Guarantor to the Company or from any Guarantor to any other Guarantor; and

                  (h) Indebtedness to banks or other financial institutions, the aggregate principal amount of which shall not exceed $20,000,000, secured by a mortgage on real property of the Company or the Guarantor which incurred the Indebtedness provided (i) the ratio of such Indebtedness to the aggregate fair market value of the real properties securing such Indebtedness shall not be less than .75:1.00, (ii) the financial covenants, if any, in the agreement or instruments governing such Indebtedness shall not be stricter than the financial covenants set forth in this Agreement,

         (iii) such Indebtedness shall have a maturity date not earlier than the fourth anniversary of the date of the incurrence thereof, (iv) and payments in respect of such Indebtedness shall be based on an amortization schedule of not less than ten years, and (v) no Event of Default or event which upon notice, lapse of time, or both would constitute an Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Indebtedness.

         SECTION 7.03. GUARANTEES. Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness or obligations of any Person, whether by agreement to maintain working capital or equity capital or otherwise maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other person, or agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered except:

         (a)      guarantees executed prior to the date hereof as described on
                  Schedule IV attached hereto;

         (b) endorsements of negotiable instruments for collection or deposit in the ordinary course of business;

         (c) guarantees of any Indebtedness under this Agreement or any other Indebtedness owing to the Bank; and

         (d) guarantees by the Company of any Indebtedness permitted pursuant to Section 7.02 of any Guarantor or the guarantees by any Guarantor of any such Indebtedness of the Company or of any other Guarantor.

         7.04. SALE OF ASSETS. Sell, lease, transfer or otherwise dispose of their respective properties and assets, whether or not pursuant to an order of a federal agency or commission, except for the sale of obsolete capital assets disposed of in the ordinary course of business. Notwithstanding the foregoing, the Company shall be permitted, (a) to sell, for cash, (i) the assets of the Hiland Golf Club and (ii) the assets of the Golf Facility located in Utica, New York (collectively, the "Relevant Facilities"); provided in each case of clauses
(i) and (ii) (x) no Event of Default or event which upon notice, lapse of time or both would constitute an Event of Default shall have occurred and be continuing or would occur after giving effect to sale, and (y) all Indebtedness of the Company with respect to a Relevant Facility (including without limitation, Indebtedness secured by a lien or mortgage on the assets of the Relevant Facility shall either be repaid in full or assumed by the respective purchasers thereof, in each case, on or prior to the closing date of such sale; and (b) to sell the stock or assets of a Subsidiary without the prior written consent of the Bank provided that each of the following conditions are met: (i) no Event of Default or event which upon notice, lapse of time or both would constitute an Event of Default shall have occurred and be continuing, (ii) in the event of the sale of the assets of such Subsidiary, all Indebtedness of such Subsidiary shall either be repaid in full or assumed by the respective purchasers thereof, in each case, on or prior to the closing date of such sale except Indebtedness owing to the Company or any Subsidiary of the Company which shall be paid in full on or prior to the closing date of such sale, (iii) any guaranties executed by the Company or any Subsidiary of the Company with respect to Indebtedness of the Subsidiary to be sold shall be terminated on or prior to the closing date of such sale, and (iv) the aggregate assets of such Subsidiary do not represent greater than 10% of the Consolidated assets of the Company and its Subsidiaries as of the most recent fiscal quarter then ended, (v) the aggregate Net Income of such Subsidiary does not represent greater than 10% of the Consolidated Net Income of the Company and its Subsidiaries as measured over the preceding 12 month period, (vi) no Event of Default or event which, upon notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing or shall occur after giving effect to the proposed sale (vii) no more than four (4) such sale transactions shall have occurred during the prior twelve (12) month period,
(viii) the proceeds of the sale are applied to prepayment of the Loans in accordance with Section 3.10(b), (ix) the aggregate assets of all Subsidiaries sold during any consecutive twelve month period (after giving effect to the proposed sale) do not represent greater than ten percent (10%) of the Consolidated assets of the Company and its Subsidiaries as reflected on the then most recent audited consolidated financial statements of the Company and its Subsidiaries, (x) the aggregate Consolidated Net Income of all Subsidiaries sold during any consecutive twelve month period (after giving effect to the proposed sale) does not represent greater than ten percent (10%) of the Consolidated Net Income of the Company and its Subsidiaries as reflected on the then most recent audited consolidated financial statements of the Company and its Subsidiaries, and (xi) in the event of the sale of assets of the Subsidiary, the purchaser assumes the liabilities of the Subsidiary, other than liabilities arising out of tort or violation of applicable law, or breach of any agreement or instrument to which such Subsidiary is a party prior to the closing date of such sale. In the event the Purchaser of the assets or stock of any Subsidiary in accordance with this Section 7.04 delivers to the seller promissory notes or securities in consideration or partial consideration of the purchase price for such sale, on or prior to the Closing Date the Company or the Subsidiary, as the case may be, shall deliver to the Bank all such promissory notes and/or securities to be held by the Bank as collateral security for the Obligations or Guaranty Obligations (as that term is defined in the Guarantor Pledge Agreement) pursuant to the Bank's form of pledge agreement, together with a copy of such pledge agreement duly executed by the pledgor of such notes or securities. On or prior to the closing of the sale of a Subsidiary complying with the terms of this Section 7.04, the Bank shall deliver to the Company (i) the certificates evidencing the stock or other equity interests of such Subsidiary delivered to the Bank pursuant to the Pledge Agreement, (ii) the stock powers received by the Bank with respect to such certificates, and (iii) a letter terminating the obligations of such Subsidiary under the Guaranty executed by such Subsidiary.

         SECTION 7.05. SALES OF NOTES. Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company or any of its Subsidiaries, with or without recourse, except for collection in the ordinary course of business.

         SECTION 7.06. LOANS AND INVESTMENTS. Make or commit to make any advance, loan, extension of credit, or capital contributions to, or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or a substantial part of the assets of, make or permit to exist any interest whatsoever in, any other Person except for ownership of stock of any Subsidiary (i) existing as of the Closing Date (ii) formed by the Company or a Subsidiary of the Company solely to (x) establish a Golf Facility pursuant to a Permitted Construction Project or (y) acquire assets or stock or other ownership interest of an entity pursuant to a Permitted Acquisition; provided in each case of clauses (x) and (y) the aggregate capital contributions to such Subsidiary of the Company shall not exceed $5,000,000; provided, however, the Company may make additional capital contributions of its capital stock to each such Subsidiary having an aggregate fair market value (determined as of the date of contribution) not in excess of $5,000,000, (iii) resulting from the acquisition of stock or other ownership interest in connection with a Permitted Acquisition, and the Company and each of its Subsidiaries may invest in:

                  (i) direct obligations of the United States of America or any governmental agency thereof, provided that such obligations mature within one year from the date of acquisition thereof; or

                  (ii) dollar denominated certificates of time deposit maturing within one year issued by any commercial bank organized and existing under the laws of the United Sates or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; or

                  (iii) money market mutual funds having assets in excess of $2,500,000,000; or

                  (iv) commercial paper rated not less an P-1 or A-1 or their equivalent by Moody's Investor Services,Inc. or Standard & Poor's Corporation, respectively; or

                  (v) tax exempt securities of a U.S. issuer rated A or better by Standard and Poor's Corporation or Moody's Investors Service, Inc.; or

                  (vi) investments made through (i) the Vista Fund, provided, however that specific fund choices shall be satisfactory to the Bank in its sole discretion or (ii) a mutual fund having assets in excess of $1,000,000,000 which invests solely in those obligations identified in clause (i) above; or

                  (vii) loans by the Company to any Guarantor and loans by any Guarantor to the Company or any other Guarantor; or

                  (viii) investments which constitute a portion of the assets of a Person the stock or other equity interest of which, or the assets of which, are acquired by a Subsidiary of the Company pursuant to a Permitted Acquisition provided no such investment shall require the Company or any Subsidiary of the Company to make additional investments; or

                  (ix) promissory notes or securities received in consideration or partial consideration of the sale of a Subsidiary of the Company to a third Person in compliance with the terms and conditions of Section 7.04.

         SECTION 7.07. NATURE OF BUSINESS; LIMITATION ON GOLF FACILITIES. Change or alter, in any material respect, the nature of its business from the owning and operating of Golf Facilities and Golf Related Businesses; provided, however, there shall be no more than five (5) golf facilities (including, without limitation, Golf Facilities) under construction (exclusive of capital improvements or other improvements to existing Golf Facilities) at any one time and no more than ten (10) golf facilities (including, without limitation, Golf Facilities) may be built during any rolling twelve (12) month period.

         SECTION 7.08. SALE AND LEASEBACK. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, of its or any of its Subsidiaries, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

         SECTION 7.09. FEDERAL RESERVE REGULATIONS. Permit any Loan or the proceeds of any Loan to be used for any purpose which violates or is inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

         SECTION 7.10. ACCOUNTING POLICIES AND PROCEDURES. Permit any change in the accounting policies and procedures of the Company or any of its Subsidiaries, including a change in fiscal year, without the prior written consent of the Bank; provided, however, that any policy or procedure required to be changed by the FASB (or other board or committee of the FASB, in order to comply with Generally Accepted Accounting Principles may be so changed.

         SECTION 7.11. HAZARDOUS MATERIALS. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, nor cause or permit, as a result of any intentional or negligent act or omission on the part of the Company, any of its Subsidiaries or any tenant or subtenant, a release of Hazardous Materials onto such property or asset or onto any other property.

         SECTION 7.12. LIMITATIONS ON FUNDAMENTAL CHANGES. Except for Permitted Acquisitions and except as permitted by Section 7.04 above, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person or liquidate, wind up or dissolve or suffer any liquidation or dissolution.

         SECTION 7.13. CONSOLIDATED NET WORTH. Permit at any time Consolidated Net Worth to be less than $125,000,000 during the period commencing the Closing Date and ending September 29, 1997, and during each three month period thereafter commencing the last day of each calendar quarter and ending the day next preceding the last day of the next succeeding calendar quarter (initially, September 30, 1997 through December 30, 1997), the sum of (x) 50% of Consolidated Net Income for the immediately preceding calendar quarter (initially, the calendar quarter ending September 30, 1997) and (y) the level of Consolidated Net Worth required pursuant to this Section 7.13 as of the end of the immediately preceding calendar quarter provided, with respect to the calendar quarter ending September 30, 1997, such amount shall be $125,000,000.

         SECTION 7.14. CONSOLIDATED INTEREST COVERAGE RATIO. Permit at any time the Consolidated Interest Coverage Ratio to be less than 5:00:1.00.

         SECTION 7.15. CONSOLIDATED FUNDED DEBT TO CONSOLIDATED EBITDA. Permit at any time the ratio of Consolidated Funded Debt to Consolidated EBITDA to exceed 4.00:1.00.

         SECTION 7.16. CONSOLIDATED DEBT SERVICE COVERAGE RATIO. Permit at any time the Consolidated Debt Service Coverage Ratio to be less than 1.35 to 1.00.

         SECTION 7.17. SUBORDINATED DEBT. Directly or indirectly prepay, defease, purchase, redeem, or otherwise acquire any Subordinated Debt, without the prior written consent of the Bank.

         SECTION 7.18. DIVIDENDS. Except as permitted by the succeeding sentence, declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Company or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Company or any of its Subsidiaries or in any combination thereof, or permit any Affiliate to make any payment on account of, or purchase or otherwise acquire, any shares of any class of the stock of the Company or any of its Subsidiaries from any Person. Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make a distribution to the Company or another Subsidiary in cash, properties or securities; (ii) the Company may pay cash dividends to its shareholders provided that no Event of Default or event which, upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing before or after giving effect to such dividend or distribution; (iii) the Company may declare stock dividends and stock splits in favor of its shareholders and (iv) the Company may redeem, repurchase or retire any shares of any class of its capital stock for cash or securities provided that no Event of Default or event which, upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing before or after giving effect to such redemption, repurchase or retirement.


         SECTION 7.19. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or of any of its Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than they would obtain in a comparable arms-length transaction with a Person not an Affiliate.


                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.01. EVENTS OF DEFAULT. In the case of the happening of any of the following events (herein called "Events of Default"):

                  (a) failure to pay the principal of or interest on any Loan or any fees under this Agreement as and when due and payable, and with respect to interest payments and fee payments only, such failure shall continue unremedied for a period of five (5) days;

                  (b) default shall be made in the due observance or performance of (i) the covenants set forth in Sections 6.01, 6.02, 6.09, 6.10, or
         6.12 if such default shall continue unremedied for a period of 30 days or (ii) any other covenant, condition or agreement of the Company or any Guarantor to be performed pursuant to this Agreement, the Notes or any other Loan Document;

                  (c) any representation or warranty made in this Agreement, any other Loan Document, or any Permitted Acquisition Summary shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

                  (d) any report, certificate, financial statement or other instrument furnished in connection with this Agreement or any other Loan Document or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or given;

                  (e) default in the performance or compliance in respect of any agreement or condition relating to any Indebtedness of the Company or any of its Subsidiaries in excess of $250,000, individually or in the aggregate, (other than the Notes), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or, except as otherwise permitted by Section 7.02(c), any such Indebtedness shall not be paid when due;

                  (f) the Company or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law,

         (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any of its Subsidiaries or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, (vii) become unable or admit in writing its inability or fail generally to pay its debts as they become due or
         (vii) take corporate action for the purpose of effecting any of the foregoing;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any of its Subsidiaries or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any of its Subsidiaries or for a substantial part of their property, or (iii) the winding-up or liquidation of the Company or any of its Subsidiaries and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days;

                  (h) One or more orders, judgments or decrees for the payment of money in excess of $250,000 in the aggregate shall be rendered against the Company or any of its Subsidiaries and the same shall not have been paid in accordance with such judgment, order or decree and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree, or (ii) there shall have been a period of sixty (60) days during which a stay of enforcement of such judgment order or decree, by reason of pending appeal or otherwise, was not in effect;

                  (i) any Plan shall fail to maintain the minimum funding standard required for any Plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan is, shall have been terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a Reportable Event shall have occurred with respect to a Plan or the Company, any Guarantor, or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under Section 515, 4062, 4063, 4063, 4201 or 4204 of ERISA, and there shall result from any such event or events the imposition of a lien upon the assets of the Company or any Guarantor, the granting of a security interest, or a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code;

                  (k) any federal, state or municipal tax lien in excess of $250,000 is filed against the Company or any of its Subsidiaries or any of their respective properties and the same is not discharged of record within sixty (60) days;

                  (l) any material term or provision of any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or the Company or any Guarantor shall so assert in writing;

                  (m) a Change in Control shall have occurred;

                  (n) Dominic Chang shall cease (i) to be the Chairman of the Board and Chief Executive Officer, or (ii) to manage or operate or be involved in the day to day operations of the Company;

                  (o) Dominic Chang or one or more trusts for the benefit of members of his immediate family of which Dominic Chang is a sole trustee with the sole right to vote the shares of common stock of the Company held by such trusts shall collectively cease to own beneficially and of record at least five percent (5%) of each class of common stock of the Company; or

                  (p) any of the Liens purported to be granted pursuant to any Pledge Agreement shall cease for any reason to be legal, valid and enforceable liens on the collateral purported to be covered thereby or shall cease to have the priority purported to be created thereby;

then, at any time thereafter during the continuance of any such event, the Bank may, without notice to the Company or any Guarantor, (i) terminate the Commitments and declare the Notes, both as to principal and interest, to be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that if an event specified in Section 8.01(f) and (g) shall have occurred, the Commitments shall automatically terminate and the Notes shall be immediately due and payable; and (ii) exercise any or all of the rights and remedies afforded to the Bank in the Pledge Agreements, by the Uniform Commercial Code or otherwise possessed by the Bank and, realize upon, dispose of, or sell, all or any part of the collateral given by the Company or the Guarantors to the Bank, and the Bank may apply the net proceeds of such realization, disposal or sale to the payment of any liabilities of the Company under the Notes or this Agreement as set forth in the Pledge Agreements.

                                   ARTICLE IX
                      GENERAL LOAN AND COLLATERAL AGREEMENT

         SECTION 9.01. GENERAL LOAN AND COLLATERAL AGREEMENT. As collateral security for the Obligations, the Company hereby grants to the Bank a lien on and security interest in any and all deposits or other sums at any time credited by or due from the Bank to the Company, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Company, and the proceeds thereof, now or hereafter held or received by or in transit to the Bank from or for the Company, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time after the occurrence of any Event of Default be set-off, appropriated and applied by the Bank against any of the Obligations whether or not such Obligations are then due or are secured by any collateral, or, if they are so secured, whether or not such collateral held by the Bank is considered to be adequate.


                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.01. NOTICES. Any notice shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:

                  (a)      if to the Bank, at

                           The Chase Manhattan Bank
                           395 North Service Road
                           Melville, New York 11747
                           Attention:  Account Officer
                                       Family Golf Centers, Inc.
                           Telecopy:   (516) 755-0139

                  (b)      if to the Company, at

                           Family Golf Centers, Inc.
                           225 Broadhollow Road
                           Melville, New York  11747

                           Attention:  Mr. Dominic Chang
                                       Chief Executive Officer
                           Telecopy:   (516) 694-0918

         with a copy to:

                           Kenneth R. Koch, Esq.

                           Squadron, Ellenoff, Plesent & Sheinfeld LLP
                           551 Fifth Avenue
                           New York, New York 10176

                                     - and -

                  (c) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 10.01.

         SECTION 10.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Bank of the Loans herein contemplated and the execution and delivery to the Bank of the Notes evidencing such Loans and shall continue in full force and effect so long as the Notes are outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company and the Guarantors which are contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the Bank. The Company may not assign or transfer any of its interest under this Agreement, the Notes or any other Loan Document without the prior written consent of the Bank.

         SECTION 10.03. EXPENSES OF THE BANK. The Company agrees (i) to indemnify, defend and hold harmless the Bank and its officers, directors, employees, and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any reasonable legal or other expenses incurred in connection with the investigation or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the wilful misconduct or gross negligence of such indemnified person; and (ii) to reimburse the Bank from time to time, upon demand, all out-of-pocket expenses (including expenses of its due diligence investigation, and reasonable fees and disbursements of counsel and the allocated costs of internal counsel) incurred in connection with the financings contemplated under this Agreement, the preparation, execution and delivery of this Agreement and the other Loan Documents, any amendments and waivers hereof or thereof, the security arrangements contemplated thereby and the enforcement thereof. The provisions of this Section 10.03 shall survive termination of this Agreement.

         SECTION 10.04. APPLICABLE LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         SECTION 10.05. NO WAIVER OF RIGHTS BY THE BANK. Neither any failure nor any delay on the part of the Bank in exercising any right, power or privilege hereunder or under the Notes or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

         SECTION 10.06. SUBMISSION TO JURISDICTION; JURY WAIVER. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE EASTERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN WHERE THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AGREES NOT TO (I) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (II) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EXCEPT AS PROHIBITED BY LAW, THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT.

         SECTION 10.07. EXTENSION OF MATURITY. Except as otherwise expressly provided herein, whenever a payment to be made hereunder shall fall due and payable on any day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in computing interest.

         SECTION 10.08. MODIFICATION OF AGREEMENT. No modification, amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in the same, similar or other circumstance.

         SECTION 10.09. SEVERABILITY. In case any one or more of the provisions contained in this Agreement, the Notes or in any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         SECTION 10.10. SALE OF PARTICIPATIONS. The Bank shall have the right at any time, with or without notice to the Company, to sell, assign, transfer or negotiate all or any part of the Loans and the Notes or grant participations therein to one or more banks (foreign or domestic, including an affiliate of the Bank), or other financial institutions. The Company agrees and consents to the Bank providing financial and other information regarding their business and operations to prospective purchasers or participants. Nothing herein shall be read or construed as prohibiting the Bank from pledging the Notes to any Federal Reserve Bank.

         SECTION 10.11. REINSTATEMENT; CERTAIN PAYMENTS. If claim is ever made upon the Bank for repayment or recovery of any amount or amounts received by the Bank in payment or on account of any of the Obligations under this Agreement, the Bank shall give prompt notice of such claim to the Company, and if the Bank repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Bank or any of its property, or (ii) any settlement or compromise of any such claim effected by the Bank with any such claimant, then and in such event the Company agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Company notwithstanding the cancellation of the Notes or other instrument evidencing the Obligations under this Agreement or the termination of this Agreement, and the Company shall be and remain liable to the Bank hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Bank.

         SECTION 10.12. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, the Bank, Chase Securities, Inc. and any other Affiliate of the Bank are each hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Company against any and all the Obligations of the Company now and hereafter existing under this Agreement and the Notes held by the Bank, irrespective of whether or not the Bank shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. The Bank agrees promptly to notify the Company after any such setoff and application made by the Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section 10.12 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

         SECTION 10.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.

         SECTION 10.14. HEADINGS. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.


                                            FAMILY GOLF CENTERS, INC.


                                            By: /s/
                                               _________________________________
                                            Title: Senior Vice President


                                            THE CHASE MANHATTAN BANK


                                            By: /s/
                                               ________________________
                                            Title: Vice President

                                                                      EXHIBIT A


                              REVOLVING CREDIT NOTE

$20,000,000                                            Uniondale, New York
                                                       June 30, 1997

                  FOR VALUE RECEIVED, FAMILY GOLF CENTERS, INC., a Delaware corporation (the "Company"), promises to pay to the order of THE CHASE MANHATTAN BANK (the "Bank"), on or before June 30, 1999, TWENTY MILLION DOLLARS ($20,000,000) or, if less, the unpaid principal amount of all Revolving Credit Loans made by the Bank to the Company under the Credit Agreement referred to below.

                  The Company promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

                  This Note is the "Revolving Credit Note" referred to in the Credit Agreement dated as of June 30, 1997, between the Company and the Bank (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                  The Bank shall record the date and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan on the grid schedule annexed to this Note; provided, however, that the failure of the Bank to set forth such Revolving Credit Loans, payments and other information on the attached grid schedule shall not in any manner effect the obligation of the Company to repay the Revolving Credit Loans made by the Bank in accordance with the terms of this Note.

                  This Note is subject to mandatory prepayment pursuant to
Section 3.10 of the Credit Agreement and to prepayment at the option of the Company pursuant to Section 3.09 of the Credit Agreement.

                  Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                  All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Bank located at 395 North Service Road, Melville, New York 11747 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

                  No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                  The Company hereby waives presentment, demand, protest and notice of any kind in connection with this Note.

                  THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at a place first above written.

                                            FAMILY GOLF CENTERS, INC.


                                            By:___________________________
                                            Title: Senior Vice President

                                SCHEDULE OF LOANS


                                                     Amount of
Date    Type                Principal                Principal
of      of      Interest    Amount of    Maturity    Paid or
Loan    Loan    Rate        Loan         of Loan     Unpaid

                                                                      EXHIBIT B

                                     FORM OF
                                    TERM NOTE

$ _______                                                   _________, New York
                                                             ____________, 199_



                  FOR VALUE RECEIVED, FAMILY GOLF CENTERS, INC., a Delaware corporation (the "Company"), promises to pay to the order of THE CHASE MANHATTAN BANK (the "Bank"), on or before [DATE] the principal amount of ___________________ ($_______) in fifteen consecutive quarterly installments of $_______ on the last Business Day of each calendar quarter commencing _________, 199_, and a final installment of the remaining principal amount outstanding on _________, 199_.

                  The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement referred to below.

                  This Note is the "Term Note" issued pursuant to and entitled to the benefits of the Credit Agreement dated as of June 30, 1997, between the Bank and the Company (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                  The Bank shall record the date, and amount of the Term Loan and the date and amount of each payment or prepayment of the principal of the Term Loan on the grid schedule annexed to this Note; provided, however, that the failure of the Bank to set forth such Term Loan, payments and other information on the attached grid schedule shall not in any manner effect the obligation of the Company to repay the Term Loan made by the Bank in accordance with the terms of this Note.

                  Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                  This Note is subject to mandatory prepayment pursuant to
Section 3.10 of the Credit Agreement and to prepayment at the option of the Company pursuant to Section 3.09 of the Credit Agreement.

                  All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Bank located at 395 North Service Road, Melville, New York 11747 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

                  No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                  The Company hereby waives presentment, demand, protest and notice of any kind in connection with this Note.

                  THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                            FAMILY GOLF CENTERS, INC.


                                            By_________________________________
                                            Title: Senior Vice President

                                SCHEDULE OF LOANS
                                -----------------



                                                    Amount of
Date    Type                Principal               Principal
 of      of     Interest    Amount of    Maturity    Paid or
Loan    Loan    Rate          Loan       of Loan     Unpaid
----    ----    --------    ---------    --------   ---------

                                                                    EXHIBIT C-1



                            COMPANY PLEDGE AGREEMENT

         PLEDGE AGREEMENT dated as of June 30, 1997 by and among FAMILY GOLF CENTERS, INC., a Delaware corporation having an office at 225 Broadhollow Road, Melville, New York 11747 (the "Pledgor") and THE CHASE MANHATTAN BANK, a New York banking corporation having an office at 395 North Service Road, Melville, New York 11747 (the "Pledgee").

                                    RECITALS

         A. The Pledgor and the Pledgee have entered into a Credit Agreement dated as of June 30, 1997 (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement") pursuant to which, the Pledgor will receive loans and other financial accommodations from the Pledgee and will incur Obligations, as that term is defined in the Credit Agreement.

         B. The Pledgor is the beneficial owner of that percentage of the issued and outstanding capital stock of each respective corporation listed on Schedule A annexed hereto (collectively, the "Pledged Companies") as indicated on such Schedule A.

         C. In order to induce the Pledgee to extend credit to the Pledgor on and after the date hereof as provided in the Credit Agreement, the Pledgor wishes to grant to the Pledgee security and assurance in order to secure the payment and performance of all Obligations, and to that effect to pledge to the Pledgee all of the issued and outstanding capital stock of the Pledged Companies that is owned by the Pledgor, represented by the stock certificates listed opposite the name of such Pledgor on such Schedule A (collectively, the "Pledged Shares").

         Accordingly, the parties hereto agree as follows:

         1. SECURITY INTEREST. As security for the Obligations, including any and all renewals or extensions thereof, the Pledgor hereby delivers, pledges and assigns to the Pledgee and creates in the Pledgee a first security interest in all of the Pledgor's right, title and interest in and to all of the Pledged Shares, together with all rights and privileges of Pledgor with respect thereto, all proceeds, income and profits thereof and all property received with respect to the Pledged Shares in addition thereto, in exchange thereof or in substitution therefor (collectively, the "Collateral").

         2. STOCK DIVIDENDS, OPTIONS, OR OTHER ADJUSTMENTS. The Pledgee shall receive, as Collateral, any and all additional shares of stock or any other property of any kind distributable on or by reason of the Collateral pledged hereunder, whether in the form of or by way of stock dividends, warrants, partial liquidation, conversion, prepayments or redemptions (in whole or in part), liquidation, or otherwise with the exceptions of cash dividends or other cash distributions to the extent permitted under Section 7(a). If any additional shares of capital stock, instruments, or other property against which a security interest can only be perfected by possession by the Pledgee, which are distributable on or by reason of the Collateral pledged hereunder, shall come into the possession or control of the Pledgor, the Pledgor shall hold or control in trust and forthwith transfer and deliver the same to the Pledgee subject to the provisions hereof.

         3. DELIVERY OF SHARE CERTIFICATES; STOCK POWERS. All instruments and stock certificates representing the Collateral are being delivered to the Pledgee, for the benefit of the Pledgee, simultaneously herewith, together with stock powers duly executed in blank by Pledgor. Pledgor shall promptly deliver to Pledgee, or cause the corporation or other entity issuing the Collateral to deliver directly to Pledgee, share certificates or other documents representing Collateral acquired or received after the date of this Agreement with a stock power duly executed by such Pledgor. If at any time the Pledgee notifies Pledgor that additional stock powers endorsed in blank with respect to the Collateral are required, Pledgor shall promptly execute in blank and deliver such stock powers as the Pledgee may request.

         4. POWER OF ATTORNEY. Pledgor hereby constitutes and irrevocably appoints the Pledgee, with full power of substitution and revocation by the Pledgee, as Pledgor's true and lawful attorney-in-fact, to the full extent permitted by law, at any time or times when an Event of Default has occurred and is continuing to affix to certificates and documents representing the Collateral the stock power delivered with respect thereto, to transfer or cause the transfer of the Collateral, or any part thereof on the books of the corporation or other entity issuing the same, to the name of the Pledgee or the Pledgee's nominee and thereafter exercise as to such Collateral all the rights, power and remedies of an owner. The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect the Pledgee's interest in the Collateral and shall not impose any duty upon the Pledgee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest.

         5. INDUCING REPRESENTATIONS OF THE PLEDGOR. Pledgor makes the following representations and warranties to the Pledgee, each and all of which shall survive the execution and delivery of this Agreement:

                  (a) The information concerning the Pledged Companies and Pledgor's beneficial ownership of capital stock thereof that is contained in Schedule A is correct in all respects;

                  (b) Pledgor is the sole legal and beneficial owner of, and has good and indefeasible title to, the Pledged Shares pledged by Pledgor, free and clear of all pledges, liens, security interests and other encumbrances and restrictions on the transfer and assignment thereof, other than the security interest created by this Agreement and has the unqualified right and authority to execute this Agreement and to pledge the Collateral to the Pledgee as provided for herein;

                  (c) There are no outstanding options, warrants or other agreements to which the Pledged Companies or the Pledgor is a party with respect to the Pledged Shares pledged by Pledgor;

                  (d) The Pledged Shares pledged by the Pledgor have been validly issued and are fully paid and non-assessable; the holder or holders thereof are not and will not be subject to any personal liability as such holder under any applicable law; and are not subject to any charter, by-law, statutory, contractual or other restrictions governing their issuance, transfer, ownership or control except transfer of the Pledged Shares may be restricted by applicable securities laws;

                  (e) Any consent, approval or authorization of or designation or filing with any authority on the part of Pledgor which is required in connection with the pledge and security interest granted under this Agreement has been obtained or effected;

                  (f) The execution and delivery of this Agreement by Pledgor, and the performance by Pledgor of its obligations hereunder, will not result in a violation of any mortgage, indenture, contract, instrument, judgment, decree, order, statute, rule or regulation to which Pledgor is subject; and

                  (g) Pledgor has delivered to the Pledgee all instruments and stock certificates, if any, representing the Pledged Shares, duly endorsed in blank or accompanied by an assignment or assignments sufficient to transfer title thereto.

         6. OBLIGATIONS OF PLEDGOR. Pledgor makes the following representations, warranties and covenants to the Pledgee, each and all of which shall survive the execution and delivery of this Agreement:

                  (a) Except as otherwise permitted pursuant to Section 7.04 of the Credit Agreement, Pledgor will not, without the prior written consent of the Pledgee (which consent shall be in the Pledgee's sole discretion), sell, transfer or convey any interest in, or suffer or permit any lien or encumbrance to be created upon or with respect to, any of the Collateral (other than as created under this Agreement) during the term of the pledge established hereby.

                  (b) Pledgor will, at its own expense, at any time and from time to time at the Pledgee's request, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be reasonably required by the Pledgee to further enhance, preserve, establish, demonstrate or enforce the Pledgee's rights, interests and remedies created by, provided in or emanating from this Agreement.

         7. RIGHTS OF PLEDGOR. So long as no Event of Default has occurred and is continuing, and so long as the Pledgee has not transferred the Collateral to its own name under Section 8 hereof:

                  (a) Pledgor shall be entitled to receive and retain any cash dividends and other cash distributions paid on the Collateral, in each case, to the extent permitted pursuant to the Credit Agreement; and

                  (b) Pledgor shall be entitled to vote or consent or grant waivers or ratifications with respect to the Collateral in any manner not inconsistent with this Agreement, the Credit Agreement or any other Loan Document. Pledgor hereby grants to the Pledgee an irrevocable proxy to vote the Collateral, which proxy shall be effective immediately upon the occurrence of an Event of Default or registration of the Collateral in the name of the Pledgee pursuant to Section 8 hereof. Upon request of the Pledgee, Pledgor agrees to deliver to the Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxy to vote the Collateral during the continuance of an Event of Default as the Pledgee may reasonably request.

         8. RIGHTS OF THE PLEDGEE. At any time when an Event of Default has occurred and is continuing, the Pledgee may in its sole discretion:

                  (a) Cause the Collateral to be transferred to its name or to the name of its nominee or nominees and thereafter exercise as to such Collateral all of the rights, powers and remedies of an owner;

                  (b) Collect by legal proceedings or otherwise all dividends, interest, principal payments, capital distributions and other sums now or hereafter payable on account of said Collateral, and hold the same as part of the Collateral, or apply the same to any of the Obligations in such manner and order as the Pledgee may decide in its sole discretion;

                  (c) Enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith deposit or surrender control of such collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in accordance with the provisions hereof; and

                  (d) Discharge any taxes, liens, security interests or other encumbrances levied or placed on the Collateral or pay for the maintenance and preservation of the Collateral; the amount of such payments, plus any and all reasonable fees, costs and expenses of the Pledgee (including attorneys' fees and disbursements), in connection therewith, shall, at the Pledgee's option, be
(i) reimbursed by the Pledgor on demand, with interest thereon from the date paid by Pledgee at two percent (2%) per annum above the Alternate Base Rate specified in the Credit Agreement, or (ii) added to the Obligations of the Pledgor secured hereby.

         9. EVENT OF DEFAULT; REMEDIES. Upon the occurrence and continuance of an Event of Default:

                  (a) In addition to all the rights and remedies of a secured party under applicable law, the Pledgee shall have the right, and without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof and to proceed forthwith to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more parcels at public or private sale or sales at any stock exchange, broker's board or at any of the Pledgee's offices or elsewhere at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Collateral shall be required to purchase any securities constituting the Collateral solely for investment and without any intention to make a distribution thereof) as the Pledgee in its sole and absolute discretion deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. Such notification to the Pledgor shall be deemed reasonable and properly given if mailed, postage prepaid, at least ten (10) days (or such longer period required by any provision of applicable laws) before any such disposition, to the address indicated in
Section 13(d) below. Any disposition of the Collateral or any part thereof may be for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Pledgee to purchase all or any part of the Collateral so sold at any such sale or sales, public or private, free of any equity or right of redemption in Pledgor, which right or equity is, to the extent permitted by applicable law, hereby expressly waived or released by Pledgor.

                  (b) All of the Pledgee's rights and remedies, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Pledgee may deem expedient.

                  (c) The Pledgee may elect to obtain (at the Pledgor's expense) the advice of any independent investment banking firm with respect to the method and manner of sale or other disposition of any of the Collateral, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition. The Pledgee, in its sole discretion, may elect to sell on such credit terms which it deems reasonable. The sale of any of the Collateral on credit terms shall not relieve the Pledgor of its liability under any Loan Document until its Obligations have been paid in full. All payments received by the Pledgee in respect of a sale of Collateral shall be applied to the Obligations in the manner provided in Section 10 of this Agreement, as and when such payments are received.

                  (d) Pledgor recognizes that the Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in any applicable securities law, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view for the distribution or resale thereof. Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that the Pledgee has no obligation to delay the sale of any Collateral for the period of time necessary to permit the registration of the Collateral for public sale under the Securities Act of 1933, as amended. Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                  (e) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial disposition of the Collateral, the Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure such sale or other disposition of the Collateral as the Pledgee may reasonably deem necessary pursuant to the terms of this Agreement.

                  (f) Upon any sale or other disposition, the Pledgee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition (including the Pledgee) shall hold the Collateral free from any claim or right of the Pledgor of whatever kind, including any equity or right of redemption of Pledgor. Pledgor specifically waives, to the extent permitted by applicable laws, all rights of redemption, stay or appraisal which it had or may have under any rule of law or statute now existing or hereafter adopted.

                  (g) The Pledgee shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it. The Pledgee may, subject to applicable laws, without notice or publication, adjourn any private or public sale, and, upon five (5) days' prior notice to Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral, on credit or future delivery, the Collateral so sold may be retained by the Pledgee until the selling price is paid by the purchaser thereof, but the Pledgee shall incur no liability in the case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

         10. DISPOSITION OF PROCEEDS.

                  (a) The proceeds of any sale or disposition of all or any part of the Collateral shall be applied by the Pledgee in the following order:

                           (i) to the payment in full of the costs and expenses
of such sale or sales, collections, and the protection, declaration and enforcement of any security interest granted hereunder including the reasonable compensation of the Pledgee's agents and attorneys';

                           (ii) to the payment of the Obligations; and

                           (iii) to the payment to Pledgor of any surplus then
remaining from such proceeds, subject to the rights of any holder of a lien on the Collateral of which the Pledgee has actual notice.

                  (b) In the event that the proceeds of any sale or other disposition of Collateral are insufficient to cover the principal of, and premium, if any, and interest on, the Obligations secured thereby plus costs and expenses of the sale or other disposition, the Pledgor shall remain liable for any deficiency.

         11. TERMINATION. This Agreement shall continue in full force and effect until all of the Obligations shall have been paid in full and satisfied, and the Credit Agreement shall have been terminated. Subject to any sale or other disposition by the Pledgee of the Collateral or any part thereof pursuant to this Agreement, the Collateral shall be returned to Pledgor upon full payment, satisfaction and termination of all of the Obligations; provided, however, the Collateral with respect to a Subsidiary of the Company shall be released and returned to the Pledgor upon the sale of such Subsidiary in accordance with Section 7.04 of the Credit Agreement.

         12. EXPENSES OF THE PLEDGEE. All expenses (including reasonable fees and disbursements of counsel) incurred by the Pledgee in connection with the perfection and continuation of the security interest granted hereunder and any actual or attempted sale, exchange of, or any enforcement, collection, compromise or settlement respecting,the Collateral, or any other action taken by the Pledgee hereunder whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, for the purpose of satisfaction of the liability of the Pledgor for failure to pay the Obligations or as additional amounts owing by Pledgor to cover the Pledgee's costs of acting against the Collateral, shall be deemed an Obligation of the Pledgor for all purposes of this Agreement and the Pledgee may apply the Collateral to payment of or reimbursement of itself for such liability.

         13. GENERAL PROVISIONS.

                  (a) All capitalized terms used in this Pledge Agreement and not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

                  (b) The Pledgee or its designee is hereby appointed the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Pledgee reasonably may deem necessary and advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable as one coupled with an interest.

                  (c) The Pledgee and its assigns shall have no obligation in respect of the Collateral, except to use reasonable care in holding the Collateral and to hold and dispose of the same in accordance with the terms of this Agreement.

                  (d) Any notice or other communication given hereunder shall be in writing and sent by registered or certified mail, postage prepaid, as follows:

                  If to Pledgor:

                           Family Golf Centers, Inc.
                           225 Broadhollow Road
                           Melville, New York 11747

                           Attention:  Mr. Dominic Chang
                                       Chief Executive Officer

                  with a copy to:

                           Kenneth Koch, Esq.

                           Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                           551 Fifth Avenue
                           New York, New York 10176

                  If to the Pledgee:

                           The Chase Manhattan Bank
                           395 North Service Road
                           Melville, New York  11747

                           Attention: Account Officer, Family Golf Centers,
                           Inc.

Either party hereto may change its address for notice by giving notice thereof to the other party in accordance with the provisions of this paragraph.

                  (e) No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Pledgee of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law or any other agreement. The representations, covenants and agreements of the Pledgor herein contained shall survive the date hereof. Neither this Agreement nor the provisions hereof can be changed, waived or terminated orally. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and assigns.

         14. APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAWS. THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR AGREES NOT TO (I) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF

SUCH JUDGMENT AND (II) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE PLEDGOR IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                            FAMILY GOLF CENTERS, INC.


                          By:_____________________________
                          Title: Senior Vice President



                         THE CHASE MANHATTAN BANK



                          By: ____________________________
                          Title: Vice President

                                   SCHEDULE A

                                                                    EXHIBIT C-2


                       FORM OF GUARANTOR PLEDGE AGREEMENT

         PLEDGE AGREEMENT dated as of June   , 1997 by and among  [
                                 ], a [                           ] corporation
having an address at [ ] New York (the "Pledgor") and THE CHASE MANHATTAN BANK, a New York banking corporation having an office at 395 North Service Road, Melville, New York 11747 (the "Pledgee").

                                    RECITALS

         A. Family Golf Centers, Inc., a Delaware corporation, (the "Company") and the Pledgee have entered into a Credit Agreement dated as of June , 1997 (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement") pursuant to which, the Company will receive loans and other financial accommodations from the Pledgee and will incur Obligations, as that term is defined in the Credit Agreement.

         B. Pursuant to a Guaranty dated the date hereof, the Pledgor has guaranteed the payment by the Company of certain of its Obligations to the extent set forth in such Guaranty (the obligations of the Pledgor under such Guaranty are hereinafter referred to as the "Guaranty Obligations").

         C. The Pledgor is the beneficial owner of that percentage of the issued and outstanding capital stock of each respective corporation listed on Schedule A annexed hereto (collectively, the "Pledged Companies") as indicated on such Schedule A.

         D. In order to induce the Pledgee to extend credit to the Company on and after the date hereof as provided in the Credit Agreement, the Pledgor wishes to grant to the Pledgee security and assurance in order to secure the payment and performance of all Guaranty Obligations, and to that effect to pledge to the Pledgee all of the issued and outstanding capital stock of the Pledged Companies that is owned by the Pledgor, represented by the stock certificates listed opposite the name of such Pledgor on such Schedule A (collectively, the "Pledged Shares").

         Accordingly, the parties hereto agree as follows:

         1. SECURITY INTEREST. As security for the Guaranty Obligations, including any and all renewals or extensions thereof, the Pledgor hereby delivers, pledges and assigns to the Pledgee and creates in the Pledgee a first security interest in all of the Pledgor's right, title and interest in and to all of the Pledged Shares, together with all rights and privileges of Pledgor with respect thereto, all proceeds, income and profits thereof and all property received with respect to the Pledged Shares in addition thereto, in exchange thereof or in substitution therefor (collectively, the "Collateral").

         2. STOCK DIVIDENDS, OPTIONS, OR OTHER ADJUSTMENTS. The Pledgee shall receive, as Collateral, any and all additional shares of stock or any other property of any kind distributable on or by reason of the Collateral pledged hereunder, whether in the form of or by way of stock dividends, warrants, partial liquidation, conversion, prepayments or redemptions (in whole or in part), liquidation, or otherwise with the exceptions of cash dividends or other cash distributions to the extent permitted under Section 7(a). If any additional shares of capital stock, instruments, or other property against which a security interest can only be perfected by possession by the Pledgee, which are distributable on or by reason of the Collateral pledged hereunder, shall come into the possession or control of the Pledgor, the Pledgor shall hold or control in trust and forthwith transfer and deliver the same to the Pledgee subject to the provisions hereof.

         3. DELIVERY OF SHARE CERTIFICATES; STOCK POWERS. All instruments and stock certificates representing the Collateral are being delivered to the Pledgee, for the benefit of the Pledgee, simultaneously herewith, together with stock powers duly executed in blank by Pledgor. Pledgor shall promptly deliver to Pledgee, or cause the corporation or other entity issuing the Collateral to deliver directly to Pledgee, share certificates or other documents representing Collateral acquired or received after the date of this Agreement with a stock power duly executed by such Pledgor. If at any time the Pledgee notifies Pledgor that additional stock powers endorsed in blank with respect to the Collateral are required, Pledgor shall promptly execute in blank and deliver such stock powers as the Pledgee may request.

         4. POWER OF ATTORNEY. Pledgor hereby constitutes and irrevocably appoints the Pledgee, with full power of substitution and revocation by the Pledgee, as Pledgor's true and lawful attorney-in-fact, to the full extent permitted by law, at any time or times when an Event of Default has occurred and is continuing to affix to certificates and documents representing the Collateral the stock power delivered with respect thereto, to transfer or cause the transfer of the Collateral, or any part thereof on the books of the corporation or other entity issuing the same, to the name of the Pledgee or the Pledgee's nominee and thereafter exercise as to such Collateral all the rights, power and remedies of an owner. The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect the Pledgee's interest in the Collateral and shall not impose any duty upon the Pledgee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest.

         5. INDUCING REPRESENTATIONS OF THE PLEDGOR. Pledgor makes the following representations and warranties to the Pledgee, each and all of which shall survive the execution and delivery of this
Agreement:

                  (a) The information concerning the Pledged Companies and Pledgor's beneficial ownership of capital stock thereof that is contained in Schedule A is correct in all respects;

                  (b) Pledgor is the sole legal and beneficial owner of, and has good and indefeasible title to, the Pledged Shares pledged by Pledgor, free and clear of all pledges, liens, security interests and other encumbrances and restrictions on the transfer and assignment thereof, other than the security interest created by this Agreement and has the unqualified right and authority to execute this Agreement and to pledge the Collateral to the Pledgee as provided for herein;

                  (c) There are no outstanding options, warrants or other agreements to which the Pledged Companies or the Pledgor is a party with respect to the Pledged Shares pledged by Pledgor;

                  (d) The Pledged Shares pledged by the Pledgor have been validly issued and are fully paid and non-assessable; the holder or holders thereof are not and will not be subject to any personal liability as such holder under any applicable law; and are not subject to any charter, by-law, statutory, contractual or other restrictions governing their issuance, transfer, ownership or control;

                  (e) Any consent, approval or authorization of or designation or filing with any authority on the part of Pledgor which is required in connection with the pledge and security interest granted under this Agreement has been obtained or effected;

                  (f) The execution and delivery of this Agreement by Pledgor, and the performance by Pledgor of its obligations hereunder, will not result in a violation of any mortgage, indenture, contract, instrument, judgment, decree, order, statute, rule or regulation to which Pledgor is subject; and

                  (g) Pledgor has delivered to the Pledgee all instruments and stock certificates, if any, representing the Pledged Shares, duly endorsed in blank or accompanied by an assignment or assignments sufficient to transfer title thereto.

         6. OBLIGATIONS OF PLEDGOR. Pledgor makes the following representations, warranties and covenants to the Pledgee, each and all of which shall survive the execution and delivery of this Agreement:

                  (a) Except as otherwise permitted pursuant to Section 7.04 of the Credit Agreement, Pledgor will not, without the prior written consent of the Pledgee (which consent shall be in the Pledgee's sole discretion), sell, transfer or convey any interest in, or suffer or permit any lien or encumbrance to be created upon or with respect to, any of the Collateral (other than as created under this Agreement) during the term of the pledge established hereby.

                  (b) Pledgor will, at its own expense, at any time and from time to time at the Pledgee's request, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be reasonably required by the Pledgee to further enhance, preserve, establish, demonstrate or enforce the Pledgee's rights, interests and remedies created by, provided in or emanating from this Agreement.

         7. RIGHTS OF PLEDGOR. So long as no Event of Default has occurred and is continuing, and so long as the Pledgee has not transferred the Collateral to its own name under Section 8 hereof:

                  (a) Pledgor shall be entitled to receive and retain any cash dividends and other cash distributions paid on the Collateral, in each case, to the extent permitted pursuant to the Credit Agreement; and

                  (b) Pledgor shall be entitled to vote or consent or grant waivers or ratifications with respect to the Collateral in any manner not inconsistent with this Agreement, the Credit Agreement or any other Loan Document. Pledgor hereby grants to the Pledgee an irrevocable proxy to vote the Collateral, which proxy shall be effective immediately upon the occurrence of an Event of Default or registration of the Collateral in the name of the Pledgee. Upon request of the Pledgee, Pledgor agrees to deliver to the Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxy to vote the Collateral during the continuance of an Event of Default as the Pledgee may reasonably request.

         8. RIGHTS OF THE PLEDGEE. At any time when an Event of Default has occurred and is continuing, the Pledgee may in its sole discretion:

                  (a) Cause the Collateral to be transferred to its name or to the name of its nominee or nominees and thereafter exercise as to such Collateral all of the rights, powers and remedies of an owner;

                  (b) Collect by legal proceedings or otherwise all dividends, interest, principal payments, capital distributions and other sums now or hereafter payable on account of said Collateral, and hold the same as part of the Collateral, or apply the same to any of the Obligations in such manner and order as the Pledgee may decide in its sole discretion;

                  (c) Enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith deposit or surrender control of such collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in accordance with the provisions hereof; and

                  (d) Discharge any taxes, liens, security interests or other encumbrances levied or placed on the Collateral or pay for the maintenance and preservation of the Collateral; the amount of such payments, plus any and all reasonable fees, costs and expenses of the Pledgee (including attorneys' fees and disbursements), in connection therewith, shall, at the Pledgee's option, be
(i) reimbursed by the Pledgor on demand, with interest thereon from the date paid by Pledgee at two percent (2%) per annum above the Alternate Base Rate specified in the Credit Agreement, or (ii) added to the Guaranty Obligations of the Pledgor secured hereby.

         9. EVENT OF DEFAULT; REMEDIES. Upon the occurrence and continuance of an Event of Default:

                  (a) In addition to all the rights and remedies of a secured party under applicable law, the Pledgee shall have the right, and without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof and to proceed forthwith to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more parcels at public or private sale or sales at any stock exchange, broker's board or at any of the Pledgee's offices or elsewhere at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Collateral shall be required to purchase any securities constituting the Collateral solely for investment and without any intention to make a distribution thereof) as the Pledgee in its sole and absolute discretion deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. Such notification to the Pledgor shall be deemed reasonable and properly given if mailed, postage prepaid, at least ten (10) days (or such longer period required by any provision of applicable laws) before any such disposition, to the address indicated in
Section 13(d) below. Any disposition of the Collateral or any part thereof may be for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Pledgee to purchase all or any part of the Collateral so sold at any such sale or sales, public or private, free of any equity or right of redemption in

Pledgor, which right or equity is, to the extent permitted by applicable law, hereby expressly waived or released by Pledgor.

                  (b) All of the Pledgee's rights and remedies, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Pledgee may deem expedient.

                  (c) The Pledgee may elect to obtain (at the Pledgor's expense) the advice of any independent investment banking firm with respect to the method and manner of sale or other disposition of any of the Collateral, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition. The Pledgee, in its sole discretion, may elect to sell on such credit terms which it deems reasonable. The sale of any of the Collateral on credit terms shall not relieve the Pledgor of its liability under any Loan Document until its Guaranty Obligations have been paid in full. All payments received by the Pledgee in respect of a sale of Collateral shall be applied to the Guaranty Obligations in the manner provided in Section 10 of this Agreement, as and when such payments are received.

                  (d) Pledgor recognizes that the Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in any applicable securities law, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view for the distribution or resale thereof. Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that the Pledgee has no obligation to delay the sale of any Collateral for the period of time necessary to permit the registration of the Collateral for public sale under the Securities Act of 1933, as amended. Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                  (e) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial disposition of the Collateral, the Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure such sale or other disposition of the Collateral as the Pledgee may reasonably deem necessary pursuant to the terms of this Agreement.

                  (f) Upon any sale or other disposition, the Pledgee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition (including the Pledgee) shall hold the Collateral free from any claim or right of the Pledgor of whatever kind, including any equity or right of redemption of Pledgor. Pledgor specifically waives, to the extent permitted by applicable laws, all rights of redemption, stay or appraisal which it had or may have under any rule of law or statute now existing or hereafter adopted.

                  (g) The Pledgee shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it. The Pledgee may, subject to applicable laws, without notice or publication, adjourn any private or public sale, and, upon five (5) days' prior notice to Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral, on credit or future delivery, the Collateral so sold may be retained by the Pledgee until the selling price is paid by the purchaser thereof, but the Pledgee shall incur no liability in the case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

         10. DISPOSITION OF PROCEEDS.

                  (a) The proceeds of any sale or disposition of all or any part of the Collateral shall be applied by the Pledgee in the following order:

                           (i) to the payment in full of the costs and expenses
of such sale or sales, collections, and the protection, declaration and enforcement of any security interest granted hereunder including the reasonable compensation of the Pledgee's agents and attorneys';

                           (ii) to the payment of the Guaranty Obligations; and

                           (iii) to the payment to Pledgor of any surplus then
remaining from such proceeds, subject to the rights of any holder of a lien on the Collateral of which the Pledgee has actual notice.

                  (b) In the event that the proceeds of any sale or other disposition of Collateral are insufficient to cover the principal of, and premium, if any, and interest on, the Guaranty Obligations secured thereby plus costs and expenses of the sale or other disposition, the Pledgor shall remain liable for any deficiency.

         11. TERMINATION. This Agreement shall continue in full force and effect until all of the Guaranty Obligations shall have been paid in full and satisfied, and the Credit Agreement shall have been terminated. Subject to any sale or other disposition by the Pledgee of the Collateral or any part thereof pursuant to this Agreement, the Collateral shall be returned to Pledgor upon full payment, satisfaction and termination of all of the Guaranty Obligations; provided, however, the Collateral with respect to a Subsidiary of the Company shall be released and returned to the Pledgor upon the sale of such Subsidiary in accordance with Section 7.04 of the Credit Agreement.

         12. EXPENSES OF THE PLEDGEE. All expenses (including reasonable fees and disbursements of counsel) incurred by the Pledgee in connection with the perfection and continuation of the security interest granted hereunder and any actual or attempted sale, exchange of, or any enforcement, collection, compromise or settlement respecting,the Collateral, or any other action taken by the Pledgee hereunder whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, for the purpose of satisfaction of the liability of the Pledgor for failure to pay the Guaranty Obligations or as additional amounts owing by Pledgor to cover the Pledgee's costs of acting against the Collateral, shall be deemed a Guaranty Obligation of the Pledgor for all purposes of this Agreement and the Pledgee may apply the Collateral to payment of or reimbursement of itself for such liability.

         13. GENERAL PROVISIONS.

                  (a) All capitalized terms used in this Pledge Agreement and not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

                  (b) The Pledgee or its designee is hereby appointed the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Pledgee reasonably may deem necessary and advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable as one coupled with an interest.

                  (c) The Pledgee and its assigns shall have no obligation in respect of the Collateral, except to use reasonable care in holding the Collateral and to hold and dispose of the same in accordance with the terms of this Agreement.

                  (d) Any notice or other communication given hereunder shall be in writing and sent by registered or certified mail, postage prepaid, as follows:

                  If to Pledgor:

                           c/o Family Golf Centers, Inc.
                           225 Broadhollow Road

                           Melville, New York 11747
                           Attention:  Mr. Dominic Chang

                  If to the Pledgee:

                           The Chase Manhattan Bank
                           395 North Service Road
                           Melville, New York  11747
                           Attention: Account Officer, Family Golf Centers,
                           Inc.

Either party hereto may change its address for notice by giving notice thereof to the other party in accordance with the provisions of this paragraph.

                  (e) No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Pledgee of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law or any other agreement. The representations, covenants and agreements of the Pledgor herein contained shall survive the date hereof. Neither this Agreement nor the provisions hereof can be changed, waived or terminated orally. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and assigns.

         14. APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAWS. THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR AGREES NOT TO (I) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (II) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PLEDGOR AGREES THAT SERVICE OF PROCESS

MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE PLEDGOR IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                         [-------------------------]


                         By:___________________________
                          Title: Senior Vice President


                            THE CHASE MANHATTAN BANK


                          By: ________________________
                              Title: Vice President

                                   SCHEDULE A

                                                                      EXHIBIT D

                               CORPORATE GUARANTY


         THIS GUARANTY is entered into as of the 30th day of June, 1997, by EACH OF THE UNDERSIGNED (each a "Guarantor" and, collectively, the "Guarantors") in favor of and for the benefit of THE CHASE MANHATTAN BANK, a New York banking corporation (the "Bank").

                                    RECITALS

         A. Pursuant to a Credit Agreement dated June 30, 1997, by and between Family Golf Centers, Inc. (the "Company") and the Bank (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), the Company will receive Loans and other financial accommodations from the Bank and will incur Obligations.

         B. The Guarantors, being subsidiaries of the Company and being engaged in related businesses will receive direct and indirect benefits from such Loans and financial accommodations.

         C. Each Guarantor wishes to grant the Bank security and assurance in order to secure the payment and performance by the Company of all of its present and future Obligations, and, to that effect, to guaranty the Company's Obligations as set forth herein.

         Accordingly, each Guarantor hereby agrees as follows:

         1.       GUARANTY.

                  (a) Each Guarantor, jointly and severally, unconditionally and irrevocably guarantees to the Bank the full and punctual payment by the Company, when due, whether at the stated due date, by acceleration or otherwise, of all Obligations of the Company, howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent now or hereafter existing or owing to the Bank (collectively, the "Guaranteed Obligations"). This Guaranty is an absolute, unconditional, continuing guaranty of payment and not of collection of the Guaranteed Obligations and includes Guaranteed Obligations arising from successive transactions which shall either continue such Guaranteed Obligations or from time to time renew such Guaranteed Obligations after the same has been satisfied. This Guaranty is in no way conditioned upon any attempt to collect from the Company or upon any other event or contingency, and shall be binding upon and enforceable against each Guarantor without regard to the validity or enforceability of the Credit Agreement, the Notes or any other Loan Document or of any term of any thereof. If for any reason the Company shall fail or be unable duly and punctually to pay any of the Guaranteed Obligations (including, without limitation amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), each Guarantor will forthwith pay the same, in cash, immediately upon demand.

                  (b) In the event the Credit Agreement, the Notes or any other Loan Document shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of the Company or any of its properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, each Guarantor's obligations hereunder shall continue to the same extent as if such Credit Agreement, Notes or such other Loan Document had not been so rejected.

                  (c) Each Guarantor shall pay all reasonable costs, expenses (including, without limitation, reasonable attorneys' fees and disbursements) and damages incurred in connection with the enforcement of the Guaranteed Obligations of the Company under the Credit Agreement or the Notes or any other Loan Document to the extent that such costs, expenses and damages are not paid by the Company pursuant to the respective documents, and such costs, fees and disbursements incurred in connection with the enforcement of the obligations of each Guarantor under this Guaranty.

                  (d) Each Guarantor further agrees that if any payment made by the Company or any Guarantor to the Bank on any Obligation is rescinded, recovered from or repaid by the Bank, in whole or in part, in any bankruptcy, insolvency or similar proceeding instituted by or against the Company or any Guarantor, this Guaranty shall continue to be fully applicable to such Guaranteed Obligation to the same extent as though the payment so recovered or repaid had never originally been made on such Guaranteed Obligation.

                  (e) If any Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing, the Bank, Chase Securities, Inc. and any other Affiliate of the Bank are each hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank Chase Securities, Inc. or any other Affiliate of the Bank to or for the credit or the account of any Guarantor against any of and all the obligations of any Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be unmatured. The rights under this paragraph 1(e) are in addition to other rights and remedies (including other rights of set off) which the Bank may have.


         2.       GUARANTY CONTINUING, ABSOLUTE, UNLIMITED.

         The obligations of each Guarantor hereunder shall be continuing, absolute, unlimited and unconditional, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim any Guarantor may have against the Bank or the Company or any other person, and shall remain in full force and effect without regard to, and, to the fullest extent permitted by applicable law, shall not be released, discharged or in any way affected by, any circumstance or condition (whether or not any Guarantor shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defense including, but not limited to, (a) any express or implied amendment, modification or supplement to the Credit Agreement, the Notes, or any other Loan Document or any other agreement referred to in any thereof, or any other instrument applicable to the Company or to the Loans, or any part thereof;
(b) any failure on the part of the Company to perform or comply with the Credit Agreement, the Notes or any other Loan Document or any failure of any other person to perform or comply with any term of the Credit Agreement, the Notes, or any other Loan Document or any other agreement as aforesaid; (c) any waiver, consent, change, extension, indulgence or other action or any action or inaction under or in respect of the Credit Agreement, the Notes, or any other Loan Document or any other agreement as aforesaid, whether or not the Bank, the Company or any Guarantor has notice or knowledge of any of the foregoing; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Company, or its properties or its creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (e) any furnishing or acceptance of additional security or any release of any security; (f) any limitation on the liability or obligations of the Company under the Credit Agreement, the Notes or any other Loan Document or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of the Credit Agreement, the Notes, this Guaranty or any other Loan Document or any term of any thereof;
(g) any lien, charge or encumbrance on or affecting any Guarantor's or any of the Company's respective assets and properties; (h) any act, omission or breach on the part of the Bank under the Credit Agreement, the Notes or any other Loan Document or any other agreement at any time existing between the Bank and the Company or any law, governmental regulation or other agreement applicable to the Bank or any Loan; (i) any claim as a result of any other dealings among the Bank, any Guarantor or the Company; (j) the assignment of this Guaranty, the Credit Agreement, the Notes or any other Loan Document by the Bank to any other Person; or (k) any change in the name of the Bank, the Company or any other Person referred to herein.

         3.       WAIVER.

         Each Guarantor unconditionally waives, to the fullest extent permitted by applicable law: (a) notice of any of the matters referred to in Section 2 hereof; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights against any Guarantor hereunder, including, without limitation, notice of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of the Guaranteed Obligations or notice of any other matters relating thereto, any presentment, demand, notice of dishonor, protest, nonpayment of any damages or other amounts payable under the Credit Agreement, the Notes or any other Loan Documents; (c) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Credit Agreement, the Notes or any other Loan Documents, including, without limitation, diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof or any collateral thereof; (d) any requirement of diligence;
(e) any requirement to mitigate the damages resulting from a default by the Company under the Credit Agreement, the Notes or any other Loan Documents; (f) the occurrence of every other condition precedent to which any Guarantor or the Company may otherwise be entitled; (g) the right to require the Bank to proceed against the Company or any other person liable on the Guaranteed Obligations, to proceed against or exhaust any security held by the Company or any other person, or to pursue any other remedy in the Bank power whatsoever, and (h) the right to have the property of the Company first applied to the discharge of the Guaranteed Obligations.

         The Bank may, at its election, exercise any right or remedy it may have against the Company without affecting or impairing in any way the liability of any Guarantor hereunder and each Guarantor waives, to the fullest extent permitted by applicable law, any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of any Guarantor against the Company, whether resulting from such election by the Bank or otherwise. Each Guarantor waives any defense arising by reason of any disability or other defense of the Company or by reason of the cessation for any cause whatsoever of the liability, either in whole or in part, of the Company to the Bank for the Guaranteed Obligations.

         Each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Company and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and agrees that the Bank shall not have any duty to advise any Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance. Each Guarantor acknowledges that the Bank has not made any representations to any Guarantor concerning the financial condition of the Company.

         4.       REPRESENTATIONS AND COVENANTS OF EACH GUARANTOR.

                  (a) The representations and warranties contained in Article IV of the Credit Agreement, to the extent they relate to a Guarantor, are true and correct as of the date hereof and the Bank is entitled to rely on such representations and warranties to the same extent as though the same were set forth in full herein.

                  (b) Each Guarantor hereby agrees to perform the covenants contained in Article VI and Article VII of the Credit Agreement, to the extent they relate to the Guarantor, and the Bank is entitled to rely on such agreement to perform such covenants to the same extent as though the same were set forth in full herein.

         5.       PAYMENTS.

         Each payment by each Guarantor to the Bank under this Guaranty shall be made in the time, place and manner provided for payments in the Credit Agreement without set-off or counterclaim to the account at which such payment is required to be paid by the Company under the Credit Agreement.

         6.       PARTIES.

         This Guaranty shall inure to the benefit of the Bank and its successors, assigns or transferees, and shall be binding upon the Guarantors and their respective successors and assigns. No Guarantor may delegate any of its duties under this Guaranty without the prior written consent of the Bank.

         7.       NOTICES.

         Any notice shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:

                  (a)      if to the Bank, at

                           The Chase Manhattan Bank
                           395 North Service Road
                           Melville, New York 11747

                           Attention: Account Officer, Family Golf Centers,
                           Inc.

                  (b)      if to a Guarantor,

                           c/o Family Golf Centers, Inc.
                           225 Broadhollow Road
                           Melville, New York 11747
                           Attention:  Mr. Dominic Chang

                  with a copy to:

                           Kenneth Koch, Esq.
                           Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                           551 Fifth Avenue
                           New York, New York 10176

                                                      - and -

                  (c) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 7.

         8.       REMEDIES.

         Each Guarantor stipulates that the remedies at law in respect of any default or threatened default by a Guarantor in the performance of or compliance with any of the terms of this Guaranty are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any such terms or otherwise.

         9.       RIGHTS TO DEAL WITH THE COMPANY.

         At any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of any Guarantor hereunder, the Bank may deal with the Company in the same manner and as fully as if this Guaranty did not exist and shall be entitled, among other things, to grant the Company, without notice or demand and without affecting the Guarantor's liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of indebtedness or any part thereof contained in or arising under the Credit Agreement, the Notes or any other Loan Documents, or to waive any obligation of the Company to perform, any act or acts as the Bank may deem advisable.

         10.      SUBROGATION.

         (a) Upon any payment made or action taken by a Guarantor pursuant to this Guaranty, such Guarantor shall, subject to the provisions of Sections 10(b) and (c) hereof, be fully subrogated to all of the rights of the Bank against the Company arising out of the action or inaction of the Company for which such payment was made or action taken by such Guarantor.

         (b) Any claims of such Guarantor against the Company arising from payments made or actions taken by such Guarantor pursuant to the provisions of this Guaranty shall be in all respects subordinate to the full and complete payment or performance and discharge, as the case may be, of all amounts, obligations and liabilities, the payments or performance and discharge of which are guaranteed by this Guaranty, and no payment hereunder by a Guarantor shall give rise to any claim of such Guarantor against the Bank.

         (c) Notwithstanding anything to the contrary contained in this Section 10, no Guarantor shall be subrogated to the rights of the Bank against the Company until all of the Obligations of the Company have been paid in full, and that subrogation shall be suspended upon the occurrence of the events described in Section 1(d) until the Bank is paid in full.

         11.      SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC.

         All representations, warranties, covenants and agreements made herein, including representations and warranties deemed made herein, shall survive any investigation or inspection made by or on behalf of the Bank and shall continue in full force and effect until all of the obligations of the Guarantors under this Guaranty shall be fully performed in accordance with the terms hereof, and until the payment in full of the Guaranteed Obligations.

         12. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR AGREES (I) NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (II) NOT TO ASSERT ANY COUNTERCLAIM, IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS GUARANTY OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH GUARANTOR IRREVOCABLY

WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         13.      MISCELLANEOUS.

         (a) All capitalized terms used herein and not defined herein shall have the meanings specified in the Credit Agreement.

         (b) This Guaranty is the joint and several obligations of each Guarantor, and may be enforced against each Guarantor separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Guarantor. Each Guarantor acknowledges that its obligations hereunder will not be released or affected by the failure of the other Guarantors to execute the Guaranty or by a determination that all or a part of this Guaranty with respect to any other Guarantor is invalid or enforceable.

         (c) If any term of this Guaranty or any application thereof shall be invalid or unenforceable, the remainder of this Guaranty and any other application of such term shall not be affected thereby.

         (d) Any term of this Guaranty may be amended, waived, discharged or terminated only by an instrument in writing signed by each Guarantor and the Bank.

         (e) The headings in this Guaranty are for purposes of reference only and shall not limit or define the meaning hereof.

         (f) No delay or omission by the Bank in the exercise of any right under this Guaranty shall impair any such right, nor shall it be construed to be waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right.

         IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be executed and delivered as of the day and year first above written.

ORIENT ASSOCIATES INTERNATIONAL,           SKYDRIVE ALLEY POND COMPANY,
  INC.                                       INC.
SKYDRIVE GREENBURGH CO., INC.              SKYCON CONSTRUCTION CO., INC.
SKYDRIVE WILLOWBROOK NJ, INC.              SKYDIVE CO., INC.
PELHAM FAMILY GOLF CENTERS,                RICHMOND FAMILY GOLF CENTERS,
  INC.                                       INC.
PEACHTREE FAMILY GOLF CENTERS,             ALPHARETTA FAMILY GOLF CENTERS,
  INC.                                       INC.
VALLEY VIEW FAMILY GOLF CENTERS,           MESA FAMILY GOLF CENTERS, INC.
  INC.
VIRGINIA BEACH FAMILY GOLF                 FLEMINGTON FAMILY GOLF CENTERS,
  CENTERS, INC.                              INC.
By:____________________________            By:___________________________
Title:                                     Title:

YORKTOWN FAMILY GOLF CENTERS,        THE PRACTICE TEE, INC.
  INC.
TPT EL SEGUNDO, INC.                 GLOBAL GOLF/GAVILAN, INC.
INDIAN RIVER FAMILY GOLF CENTERS,    TUCSON FAMILY GOLF CENTERS,
  INC.                               INC.
CINCINNATI FAMILY GOLF CENTERS,      ST. LOUIS FAMILY GOLF CENTERS,
  INC.                                 INC.
WEST PALM BEACH FAMILY GOLF          SAN JOSE FAMILY GOLF CENTERS,
  CENTERS, INC.                        INC.
EASTON FAMILY GOLF CENTERS, INC.     RANDALL'S ISLAND FAMILY GOLF
                                       CENTERS, INC.
PRIVATIZATION PLUS, INC.             WESTMINSTER FAMILY GOLF CENTERS,
  INC.
CAROLINA SPRINGS FAMILY GOLF         DENVER FAMILY GOLF CENTERS, INC.
  CENTERS, INC.
FLANDERS FAMILY GOLF CENTERS,        MARGATE FAMILY GOLF CENTERS,
  INC.                                 INC.
THE SEVEN IRON, INC.                 C.B. FAMILY GOLF CENTERS, INC.
DARLINGTON FAMILY GOLF CENTERS,      MAINEVILLE FAMILY GOLF CENTERS,
  INC.                                 INC.
MILWAUKEE FAMILY GOLF CENTERS,       OLNEY FAMILY GOLF CENTERS, INC.
  INC.
PALM DESERT FAMILY GOLF CENTERS,     BROWARD FAMILY GOLF CENTERS,
  INC.                                 INC.
ENGLEWOOD FAMILY GOLF CENTERS,       RALEIGH FAMILY GOLF CENTERS,
  INC.                                 INC.
TEMPE FAMILY GOLF CENTERS, INC.      GREEN OAK GOLF PRACTICE CENTER,
  INC.
BRONX FAMILY GOLF CENTERS, INC.      MILPITAS FAMILY GOLF CENTERS,
  INC.
SAN BRUNO FAMILY GOLF CENTERS,       INTERBAY FAMILY GOLF CENTERS,
  INC.                                 INC.
CARVER FAMILY GOLF CENTERS, INC.     PALM FAMILY GOLF CENTERS, INC.
CERRITOS FAMILY GOLF CENTERS,        PHILADELPHIA FAMILY GOLF
  INC.                                 CENTERS, INC.
LAKE GROVE FAMILY GOLF CENTERS, INC.



By:____________________________                  By:___________________________
Title:                                           Name:

                                                                      EXHIBIT E




                               NOTICE OF BORROWING


                                                           [Date]

The Chase Manhattan Bank
395 North Service Road
Melville, New York 11747

Attention: Account Officer,
           Family Golf Centers, Inc.

                           Re:      Family Golf Centers, Inc.

Gentlemen:

         Pursuant to the Credit Agreement dated as of June 30, 1997, (as the same may have been and may hereafter be amended, modified or supplemented the "Credit Agreement") by and between Family Golf Centers, Inc. and The Chase Manhattan Bank, we hereby give you irrevocable notice that we request a Revolving Credit Loan as follows:

         1.       Amount of Loan:         [Amount]
         2.       Type of Loan:           [Alternate Base Rate/Adjusted
                                          Libor Loan]
         3.       Interest Period:        [1, 3, 6 months if Adjusted
                                          Libor Loan]
         4.       Borrowing Date:         [Date]
         5.       Use of Proceeds:        [Loan for Working Capital, Loan
                                          for Capital Improvements]
                                          [Construction Loan]
                                          [Acquisition Loan]

         We hereby certify that (i) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete on and as of the date hereof to the same extent as though made on and as of the date hereof; (ii) no Event of Default or default which upon notice, lapse of time or both would constitute an Event of Default has occurred and is continuing under the Credit Agreement or will result after giving effect to the Loan requested hereunder; (iii) the Company has performed all agreements and satisfied all conditions under the Credit Agreement required to be performed by it on or before the date hereof; and (iv) the amount of the proposed borrowing will not cause the aggregate outstanding balance of Revolving Credit Loans (after giving effect to the proposed borrowing) to exceed the Revolving Credit Commitment.

         Capitalized terms used herein but not defined shall have the respective meanings given to them in the Credit Agreement.

         IN WITNESS WHEREOF, the Company has caused this document to be executed and delivered by its Chief Financial Officer as of the date written above.

                                     FAMILY GOLF CENTERS, INC.


                                     By: _________________________
                                     Title: Chief Financial Officer

                                                                      EXHIBIT F


                          PERMITTED ACQUISITION SUMMARY

I.       TRANSACTION SUMMARY

         1.       NAME OF SELLER(S):

         2.       NAME OF PURCHASER(S):

         3.       TYPE OF TRANSACTION (ASSET OR STOCK ACQUISITION):
                  (i)      If stock transaction, name of acquired entity:

         4.       DESCRIPTION OF PURCHASE PRICE AND FINANCING:
                  (amount, how and when payable, adjustments, financing with Revolving Credit Loans, common stock, other)

         5.       DETAILED DESCRIPTION OF OTHER FINANCIAL ASPECTS OF
                  TRANSACTION:
                  (including, without limitation, (i) liabilities assumed or acquired (directly or indirectly) and (ii) put rights if seller receives Company capital stock (put price, number of shares, when exercisable,

         6.       SUMMARY OF DUE DILIGENCE INVESTIGATION:
                  (i) Indicate whether Lien searches were conducted (including tax and judgment liens) in the appropriate jurisdictions

                  (ii)     Appraisal of Real Property and Environmental
                           Review: (identify third parties performing appraisal)

         7.       DETAILED PHYSICAL DESCRIPTION OF ASSETS AND LOCATION:
                  (e.g. number of tees, batting cages, miniature golf, concession stand, executive golf course, etc. and address)

         8. DESCRIPTION OF LEASES OF REAL PROPERTY CONCESSION AGREEMENTS, LICENSE AGREEMENTS AND MANAGEMENT AGREEMENTS:

                  (Was Consent required to transfer? Identify whether any such agreement contains a change of control provision)

         9.       SUMMARY OF DEMOGRAPHIC INFORMATION:
                  (i.e. median income level, population)

         10.      HISTORICAL DATA/PROJECTIONS:
                  (provide highlights of historical performance of acquired business together with one-year projected income statement results of the same post acquisition)

         11.      CAPITAL INVESTMENT:
                  (Describe additional capital investments anticipated to upgrade or improve assets acquired including costs and description of improvements.

II.      REPRESENTATIONS AND WARRANTIES

         The Company hereby represents and warrants to the Bank with respect to the transaction summarized above (the "Transaction") as follows:

1. The information provided with respect to the Transaction in paragraphs 1 through 5 and paragraph 8 of Schedule I, above is true and correct in all material respects as of the date hereof.

2. Each lease of real property, management contract and each other material contract if any, included in the Transaction, will be in the event of an asset acquisition, duly assigned to the purchaser and, to the extent required under such lease or contract, will be consented to by the parties thereunder, in each case, on or prior to the date of payment of the purchase price to the Seller or portion thereof required to be delivered at closing.

3. The acquisition agreement governing the Transaction shall include representations and warranties by the seller (and which representations shall not be waived by purchaser without the prior written consent of the Bank), that (i) the proposed transaction has been approved by all necessary corporate, partnership or limited liability company action or other action required under seller's governing instruments (or will be so approved on or prior to the date of closing) and, to the Seller's knowledge, does not require the consent or approval of any third parties including, without limitation, any governmental authority, other than consents and approvals received and in full force and effect at the time of closing of the Transaction, and (ii) the shares of stock or assets to be acquired in the Transaction will be sold free and clear of all Liens and encumbrances other than those Liens permitted under Section 7.01 of the Credit Agreement.

4. No Event of Default or event, which upon notice, lapse of time of both, would constitute an Event of Default has occurred or is continuing on the date hereof or will occur after giving effect to the Transaction, including, without limitation, any Events of Default arising from the failure to comply with the covenants set forth in Sections 7.13, 7.14, 7.15, or 7.17 determined as of the date of closing of the Transaction and determined on the basis of the Company's most recent consolidated financial statements for the most recent fiscal year end or fiscal quarter, adjusted, as appropriate, based upon the reasonably projected balance sheet of the acquired entity or, in the event of an acquisition of assets, the Subsidiary formed to purchase the assets.

5.       The Transaction constitutes a Permitted Acquisition.

         Capitalized terms used herein are not defined, shall have the meanings set forth in the Credit Agreement dated as of June ___, 1997 between Family Golf Centers, Inc. and The Chase Manhattan Bank (the "Credit Agreement").

         IN WITNESS WHEREOF, the Company has executed this certificate as of the ___ day of _________, 199_.


                                            FAMILY GOLF CENTERS, INC.

                                            By:________________________________
                                            Name:
                                            Title:

                                                                      EXHIBIT G


                          [LETTERHEAD OF COUNSEL TO THE
                           COMPANY AND THE GUARANTORS]



                                                                  June 30, 1997





The Chase Manhattan Bank
395 North Service Road
Melville, New York 11747

Ladies and Gentlemen:

         We have acted as counsel to Family Golf Centers, Inc. (the "Company"), a Delaware corporation and to The Practice Tee, Inc., a ____________________________________ corporation, ______________ a
_______________ corporation, a _________________________ corporation
______________ and ________________________, a _______ ___________________
corporation (collectively, the "Guarantors") in connection with the Credit Agreement (the "Agreement"), dated the date hereof, between the Company and The Chase Manhattan Bank (the "Bank"), pursuant to which the Bank has agreed to make loans to the Company in the aggregate principal amount of $20,000,000 and make other financial accommodations to the Company as described therein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

         In acting as such counsel, we have examined:

         (a)      a counterpart of the Agreement executed by the Company;

         (b) the Revolving Credit Note executed by the Company in favor of the Bank;

         (c) a counterpart of the Pledge Agreement executed by the Company and each Guarantor; and

         (d)      a counterpart of the Guaranty executed by each Guarantor;


The documents referred to in items (a) through (d) above are hereinafter referred to collectively as the "Loan Documents".

         We have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. We have also

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examined originals, or copies certified to our satisfaction, of such corporate records, certificates of public officials, certificates of corporate officers of the Company and each Guarantor and such other instruments and documents as we have deemed necessary as a basis for the opinions hereinafter set forth. As to questions of fact, we have, to the extent that such facts were not independently established by us, relied upon such certificates.

         Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that,

         1. The Company and the Guarantors are each a corporation duly organized, validly existing and in good standing under the laws of the State of New York and in each jurisdiction wherein the conduct of its business or any ownership of its properties requires it to be qualified to do business, and each has the corporate power and authority to own its assets and to transact the business in which it is now engaged and to execute and perform each of the Loan Documents to which it is a party.

         2. The Company and the Guarantors each have the requisite corporate power and authority to execute, deliver and perform the Loan Documents to which it is a party, each of which has been duly authorized by all necessary and proper corporate action.

         3. The Loan Documents to which the Company or the Guarantors are a party constitute the legal, valid and binding obligation of the Company and the Guarantors (to the extent they are a party thereto) enforceable against the Company and each Guarantor, as the case may be, in accordance with their respective terms subject, as to enforcement by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally, and by equitable principles of general application.

         4. Neither the execution and delivery by the Company and the Guarantors of the Loan Documents to which they are a party nor the performance by the Company or the Guarantors of their respective obligations under the Loan Documents, will (a) violate any law, rule or regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) or, to our knowledge, any order or decree of any court or governmental instrumentality binding upon the Company or any Guarantor, (b) contravene the Certificate of Incorporation or ByLaws of the Company or any Guarantor or, result in a breach of or constitute a default (with due notice or lapse of time or both) under any agreements to which the Company or any Guarantor is bound of which we are aware, or to our knowledge, result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Company or any Guarantor other than the liens granted pursuant to the Loan Documents, or (c) require the consent, license, approval or authorization of any governmental or public body or authority.


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         5. Neither the Company nor any Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

         6. No consent or authorization of, filing with or other act by or in respect of any governmental authority is required to be obtained by the Company or any Guarantor for the valid execution, delivery and performance of the Loan Documents to which they are a party.

         7. Assuming the proceeds of the Loans are used for the purposes set forth in Section 3.12 of the Agreement, the making of the loans contemplated therein and the application of the proceeds thereof will not violate the provisions of Regulation G, U or X of the Board of Governors of the Federal Reserve System.

         8. To the best of our knowledge there are no actions, suits or proceedings against any of the Company or any Guarantor, pending or threatened against the Company or any Guarantor, before any court, governmental agency or arbitrator which challenges the validity or enforceability of any Loan Document or which, if adversely determined, would impair the ability of the Company or any Guarantor to perform their respective obligations under the Loan Documents to which they are a party.

                                                     Very truly yours,






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